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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Molycorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Molycorp, Inc.
5619 Denver Tech Center Parkway
Suite 1000
Greenwood Village, Colorado 80111

Dear Stockholder:

        It is my pleasure to invite you to attend the 2015 Annual Meeting of Stockholders of Molycorp, Inc., which will be held at the St. Andrew's Club & Conference Centre, 150 King Street West, 27th Floor, Toronto, Ontario, Canada M5H 1J9 on June 25, 2015, at 10:00 a.m. Eastern Time.

        You are asked to act upon proposals to: (1) elect three directors; (2) ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the current fiscal year; and (3) approve an amendment to our Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Company's common stock. The Board of Directors recommends that you vote "FOR" the election of each director nominee and "FOR" each of the remaining proposals.

        On behalf of the Board of Directors, I would like to thank you for your continued support of Molycorp, Inc. The Company looks forward to seeing you at the 2015 Annual Meeting of Stockholders.

Sincerely,
/s/ GEOFFREY R. BEDFORD
Geoffrey R. Bedford President and Chief Executive Officer, Director

May 15, 2015

Molycorp, Inc.
5619 Denver Tech Center Parkway
Suite 1000
Greenwood Village, Colorado 80111

NOTICE OF ANNUAL MEETING OF
STOCKHOLDERS
JUNE 25, 2015

        The 2015 Annual Meeting of Stockholders of Molycorp, Inc., a Delaware corporation, will be held on Thursday, June 25, 2015, at 10:00 a.m. Eastern Time, at the St. Andrew's Club & Conference Centre, 150 King Street West, 27th Floor, Toronto, Ontario, Canada M5H 1J9 for the following purposes: (1) to elect three directors; (2) to ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the current fiscal year; (3) to approve an amendment to our Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Company's common stock; and (4) to transact such other business as may properly come before the 2015 Annual Meeting of Stockholders.

        The Company is taking advantage of Securities and Exchange Commission rules that allow it to furnish proxy materials via the Internet. The Company believes that this approach provides a convenient way for stockholders to access their proxy materials and vote their shares, while lowering the Company's printing and delivery costs and reducing the environmental impact associated with the 2015 Annual Meeting of Stockholders.

        Holders of record of (1) the Company's common stock and (2) the exchangeable shares issued by MCP Exchangeco Inc., a Canadian subsidiary of the Company, at the close of business on Friday, May 1, 2015 are entitled to vote at the 2015 Annual Meeting of Stockholders.

        Your vote is very important. Whether or not you plan to attend the 2015 Annual Meeting of Stockholders, the Company hopes you will vote as soon as possible. Please vote before the 2015 Annual Meeting of Stockholders using the Internet, telephone or, if you received printed proxy materials, by signing, dating and mailing the proxy card in the prepaid envelope, to ensure that your vote will be counted. Please review the instructions on each of your voting options described in the accompanying proxy statement or, if applicable, in the Notice of Internet Availability of Proxy Materials, or Notice, you received in the mail. Your proxy may be revoked before the vote at the 2015 Annual Meeting of Stockholders by following the procedures outlined in the accompanying proxy statement or, if applicable, the Notice you received in the mail.

By Order of the Board of Directors
/s/ ALEXANDER D. CALDWELL Alexander D. Caldwell Corporate Secretary

May 15, 2015

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 25, 2015

The Notice, 2015 Proxy Statement and 2014 Annual Report
are available at http://www.edocumentview.com/MCP

Page
PROXY STATEMENT	1
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 25, 2015	1
PROPOSAL ONE—ELECTION OF DIRECTORS	5
THE BOARD OF DIRECTORS AND ITS COMMITTEES	8
COMPENSATION DISCUSSION AND ANALYSIS	14
EXECUTIVE COMPENSATION AND OTHER INFORMATION	29
COMPENSATION COMMITTEE REPORT	42
BENEFICIAL OWNERSHIP OF THE COMPANY'S COMMON STOCK	43
LEGAL PROCEEDINGS	44
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	45
PROPOSAL TWO—RATIFICATION OF APPOINTMENT OF THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CURRENT FISCAL YEAR	46
PROPOSAL THREE—APPROVAL OF AN AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY'S COMMON STOCK	50
SUBMISSION OF STOCKHOLDER PROPOSALS	59
SOLICITATION OF PROXIES	60
OTHER MATTERS	60

i

Molycorp, Inc.
5619 Denver Tech Center Parkway Suite 1000 Greenwood Village, Colorado 80111

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 25, 2015

        The 2015 Annual Meeting of Stockholders, or Annual Meeting, of Molycorp, Inc., or the Company, will be held on Thursday, June 25, 2015, at 10:00 a.m. Eastern Time, at the St. Andrew's Club & Conference Centre, 150 King Street West, 27th Floor, Toronto, Ontario, Canada M5H 1J9 for the following purposes: (1) to elect three directors; (2) to ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the current fiscal year; (3) to approve an amendment to our Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Company's common stock; and (4) to transact such other business as may properly come before the Annual Meeting of Stockholders.

General Information

        This proxy statement is furnished in connection with the solicitation by the Board of proxies to be used at the Annual Meeting. On or about May 15, 2015, the Company mailed to its stockholders entitled to vote at the Annual Meeting the Notice of Internet Availability of Proxy Materials, or Notice, or, for certain stockholders, including those stockholders who requested to receive printed proxy materials, this proxy statement, the accompanying proxy card and the annual report to stockholders for the fiscal year ended December 31, 2014. The Company's annual report contains financial and other information about the Company, but is not incorporated into this proxy statement and is not deemed to be a part of the proxy soliciting materials.

        You may access the following materials at http://www.edocumentview.com/MCP: the notice of the Annual Meeting; this proxy statement; the Company's annual report to stockholders for the fiscal year ended December 31, 2014; and the form of proxy card for the Annual Meeting. Holders of record who would like to receive a paper or e-mail copy of these documents free of charge must request one by sending an e-mail to investorvote@computershare.com, calling 1-866-641-4276, or by making a request online at www.envisionreports.com/MCP. You will have the opportunity to make a request to receive paper copies for all future meetings or only for the Annual Meeting. If your shares are held in "street name" by a broker or other nominee and you would like to receive a paper or e-mail copy of these documents free of charge, you must request one by following the instructions indicated on the Notice.

Voting Your Shares of Common Stock

        You may vote by proxy or in person at the Annual Meeting. Giving a proxy means that you authorize the persons named in the proxy card to vote your shares at the Annual Meeting in the manner directed.

        Shares of Record of Common Stock.    To vote shares of common stock by proxy, you may use one of the following methods if you are a record holder:

  •
  By Internet—You can vote over the Internet at www.envisionreports.com/MCP by entering the control number found on your proxy card;

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  By Telephone—You can vote by telephone by calling 1-800-652-VOTE (8683) and entering the control number found on your proxy card; or

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  By Mail—If you received your proxy materials by mail, you can vote by signing, dating and mailing the proxy card in the pre-paid enclosed envelope.

        Shares Held in "Street Name."    If your shares of common stock are held in "street name" by a broker or other nominee, you should review the voting instruction form provided by that firm to determine how you may vote your shares of common stock.

        Your Vote Is Important.    Accordingly, you should: (1) vote via the Internet or by telephone; or (2) sign, date and return the enclosed proxy card if you received it by mail; or (3) provide instructions to your broker or other nominee whether or not you plan to attend the Annual Meeting in person. Proxies submitted by the Internet, telephone or mail must be received by 11:59 p.m. Eastern Time on June 24, 2015. The Company requests that you vote as soon as possible.

        When the proxy is properly submitted, the shares of common stock represented by the proxy will be voted at the Annual Meeting in accordance with the instructions contained in the proxy. Proxies that are submitted by Internet or telephone, and proxy cards that are properly signed, without any indication of voting instructions, will be voted "FOR" the election of each director nominee, "FOR" each of the remaining proposals and as recommended by the Board with regard to any other matters or, if no recommendation is given, in the proxy holders' own discretion.

Voting Your Exchangeable Shares

        Holders of exchangeable shares, which we refer to as the "Exchangeable Shares", issued by MCP Exchangeco Inc., a wholly-owned Canadian subsidiary of ours ("Exchangeco"), are receiving these proxy materials in accordance with the provisions of the Exchangeable Shares and the Voting and Exchange Trust Agreement (the "Trust Agreement") dated June 6, 2012, among the Company, Exchangeco and Computershare Trust Company of Canada (the "Trustee"). The Exchangeable Shares are exchangeable for shares of the Company's common stock on a one-for-one basis.

        In accordance with the Trust Agreement, holders of Exchangeable Shares are effectively provided with voting rights for each Exchangeable Share that are nearly equivalent to the voting rights applicable to a share of the Company's common stock, and holders are entitled to instruct the Trustee as to how to vote their Exchangeable Shares. The Trustee holds one share of the Company's preferred stock designated as the "Special Voting Share." The Special Voting Share entitles the Trustee to vote on matters in which holders of the Company's common stock are entitled to vote. The Special Voting Share is entitled to a number of votes equal to the number of Exchangeable Shares outstanding on the record date (as defined below) for determining holders of the Company's common stock entitled to vote and for which the Trustee has received voting instructions from the holders of such Exchangeable Shares. The Special Voting Share shall vote together with the holders of the Company's common stock as a single class. All references to "common stock" in this proxy statement with respect to voting matters shall mean the Special Voting Share and the Company's common stock, voting together as a single class. Based upon the foregoing, the Trustee will be entitled to cast up to 126,357 votes at the Annual Meeting. However, the Trustee will exercise each vote attached to the Special Voting Share only on the basis of instructions received from the holders of record of the Exchangeable Shares. In the absence of instructions from a holder as to voting, the Trustee will not exercise any voting rights with respect to the Exchangeable Shares held by such holder.

        If you are a holder of record of Exchangeable Shares, there are two ways to vote your Exchangeable Shares:

  •
  By Mail—You may vote by signing and returning the enclosed voting instruction form to the Trustee. This form permits you to instruct the Trustee to vote at the Annual Meeting. The Trustee must receive your voting instruction by 10:00 am. Eastern Time on June 22, 2015, at the address indicated on the voting instruction form or for an adjourned meeting not less than

    72 hours before the time set for the holding of the adjourned meeting. This will give the Trustee time to tabulate the voting instructions and vote on your behalf.

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  In Person—Alternatively, if you wish to attend the Annual Meeting and vote in person rather than have the Trustee exercise voting rights on your behalf, you may instruct the Trustee (by following the procedures set forth in the enclosed voting instruction form) to give you or your designee a proxy to exercise the voting rights personally at the Annual Meeting. You may also instruct the Trustee to give a proxy to a designated representative of the Company to exercise such voting rights.

        Only holders of Exchangeable Shares whose names appear on the records of Exchangeco as the registered holders of Exchangeable Shares on the record date are entitled to instruct the Trustee as to how to exercise voting rights in respect of their Exchangeable Shares at the Annual Meeting. If on the record date your Exchangeable Shares were held, not in your name, but rather in the name of a nominee, then you are the beneficial owner of shares held in "street name" and these proxy materials, if you have received them, are being forwarded to you by that nominee. The nominee holding your account is considered to be the stockholder of record for purposes of instructing the Trustee as to how to vote your Exchangeable Shares. As a beneficial owner, you have the right to direct your nominee on how to instruct the Trustee to vote your Exchangeable Shares in accordance with the instructions provided by your nominee.

Revocability of Proxies and Changes to a Stockholder's Vote

        You have the power to revoke your proxy or change your vote before the proxy is voted at the Annual Meeting. You can revoke your proxy or change your vote in one of four ways:

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  by sending a signed notice of revocation to the Company's Corporate Secretary to revoke your proxy;

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  by sending to the Company's Corporate Secretary a completed proxy card bearing a later date than your original proxy indicating the change in your vote;

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  by logging on to www.envisionreports.com/MCP in the same manner you would to submit your proxy electronically or calling 1-800-652-VOTE (8683), and, in each case, following the instructions to revoke or change your vote; or

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  by attending the Annual Meeting and voting in person, which will automatically cancel any proxy previously given. However, attendance at the Annual Meeting will not automatically revoke any proxy that you have given previously unless you request a ballot and vote in person.

        If you choose either of the first two methods, your signed notice of revocation or later dated proxy card indicating the change in your vote, as applicable, must be received by the Company's Corporate Secretary prior to 11:59 p.m. Eastern Time on June 24, 2015. If you choose the third method, you must take the described action prior to 11:59 p.m. Eastern Time on June 24, 2015. Once voting on a particular matter is completed at the Annual Meeting, you will not be able to revoke your proxy or change your vote. If your shares are held in street name by a broker or other nominee, you must contact that institution to change your vote. See "Shares Held in 'Street Name'" above. Holders of Exchangeable Shares may revoke their voting instructions to the Trustee in accordance with the voting direction provided by the Trustee.

Stockholders Entitled To Vote and Quorum

        Holders of record of the Company's common stock and the Exchangeable Shares at the close of business on Friday, May 1, 2015, referred to as the record date, will be entitled to vote at the Annual Meeting. On that date, 277,979,529 shares of the Company's common stock and 126,357 Exchangeable

Shares were outstanding and entitled to vote. Each share of the Company's common stock is entitled to one vote. At the Annual Meeting, inspectors of election will determine the presence of a quorum and will tabulate the results of the vote of the stockholders. The holders of a majority of the total number of issued and outstanding shares of the Company's common stock entitled to vote must be present in person or by proxy to constitute the necessary quorum for any business to be transacted at the Annual Meeting. Abstentions, as well as proxies held in street name by brokers that are not voted on all proposals to come before the Annual Meeting, referred to as broker non-votes, will be considered "present" for purposes of determining whether a quorum has been achieved at the Annual Meeting.

Broker Non-Votes

        Brokers or other nominees who hold shares of common stock in "street name" for a beneficial owner of those shares typically have the authority to vote in their discretion on "routine" proposals when they have not received instructions from beneficial owners. However, brokers are not allowed to exercise their voting discretion with respect to the election of directors or for the approval of other matters which are "non-routine," without specific instructions from the beneficial owner.

        Proposal One—Election of Directors and Proposal Three—Approval of an Amendment to the Company's Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Company's common stock are considered to be non-routine matters, and without your instruction, your broker cannot vote your shares with respect to such proposals. Proposal Two—Ratification of Appointment of the Company's Independent Registered Public Accounting Firm for the Current Fiscal Year is considered to be a routine matter. Accordingly, the Company does not expect "broker non-votes" on this proposal.

Votes Required To Approve the Proposals

        The nominees for director receiving the greatest number of votes cast at the Annual Meeting in person or by proxy will be elected. Accordingly, withhold votes and broker non-votes will have no impact on Proposal One—Election of Directors, except to the extent that the failure to vote for an individual may result in other nominees receiving a larger percentage of votes.

        Proposal Three—Approval of an Amendment to the Company's Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Company's common stock requires the favorable vote of a majority of the shares outstanding for approval. Consequently, abstentions and broker non-votes will have the effect of a vote against Proposal Three. All other matters to be considered at the Annual Meeting require the favorable vote of a majority of the shares entitled to vote, present in person or represented by proxy, for approval. Consequently, abstentions will have the effect of a vote against Proposal Two—Ratification of Appointment of the Company's Independent Registered Public Accounting Firm for the Current Fiscal Year. As an advisory vote, the ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm is not binding on the Company. Stockholders have no right to cumulative voting as to any matter, including the election of directors.

Attending the Annual Meeting

        If you wish to attend the Annual Meeting in person, you will be asked to present the following:

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  All Stockholders—photo identification, such as a driver's license.

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  Holders of Record—the top half of the proxy card, which will serve as your admission ticket.

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  Holders in "street name"—proof of ownership, such as your admission ticket, a brokerage statement as of the record date, or a letter from your bank or broker indicating that you held the Company's common stock as of the record date. If you would like to vote your common stock held in "street name" in person, you must obtain a written proxy in your name from the broker, bank, or other nominee that holds your shares of common stock.

  •
  Guests—admission of persons who are not stockholders is subject to space limitations and to the discretion of management.

        For information on how to obtain directions to be able to attend the Annual Meeting and vote in person, please contact the Company's Investor Relations department at IR@molycorp.com.

PROPOSAL ONE—ELECTION OF DIRECTORS

        The Board is currently divided into three classes (Class I, Class II and Class III). At each annual stockholders' meeting, one class of directors stands for election. The elected directors are elected to serve until the third annual meeting of stockholders following their election, with each director of each class to serve until such director's successor is elected and qualified or until such director's earlier resignation or removal. The exact number of members on the Board, which shall not be less than seven or more than eleven, will be determined by the Board from time to time by resolution of a majority of the full Board, or by the affirmative vote of 66 2/3% of the voting stock of the Company, voting together as a single class.

        At the Annual Meeting, three Class II directors are to be elected to serve until the third annual meeting of stockholders following their election and until their successors are elected and qualified or until their earlier resignation or removal. The Board has nominated three individuals for election this year to serve until the annual meeting of stockholders in 2018. The nominees are Geoffrey R. Bedford, Brian T. Dolan and John Graell. Each of Messrs. Bedford, Dolan and Graell currently serves as a director, having been previously duly elected or appointed, and has agreed to serve as a director if elected. If for some unforeseen reason a nominee becomes unwilling or unable to serve, proxies will be voted for a substitute nominee selected by the Board. Information regarding the nominees and each continuing director is set forth below.

Class II Director Nominees

        Geoffrey R. Bedford, age 48, has been a director since December 2013. Mr. Bedford has served as the Company's President and Chief Executive Officer since December 2013. Previously, he served as the Company's Executive Vice President and Chief Operating Officer, which followed his role as Executive Vice President of the Company's Rare Earths and Magnetics segment. Mr. Bedford served as executive vice president and chief operating officer of Neo Material Technologies, or Neo Materials, until Molycorp acquired Neo Materials in June 2012. Prior to that, he served as executive vice president of the Performance Materials Division of Neo Materials from 2005 to 2011, and as executive vice president, finance, and chief financial officer, from 1999 to 2005. Before joining Neo Materials, Mr. Bedford held successively senior financial positions with The Woodbridge Group and Champion Road Machinery. He began his professional career with PricewaterhouseCoopers LLP and has a broad range of operating, management and financial experience. He is a Canadian Chartered Accountant holding a Bachelor of Science degree from the University of Western Ontario and a Masters of Business and Administration from Northwestern University, a graduate of the Kellogg-Schulich Executive Masters of Business Administration program. Mr. Bedford's broad management experience, comprehensive knowledge of the rare earths and magnetics industries and deep understanding of the operations of the Company, including Neo Materials, make him a valuable member of our management team and the Board.

        Brian T. Dolan, age 74, has been a director since September 2008. Until December 31, 2011, when he retired, Mr. Dolan served as a partner of Resource Capital Funds, a series of private equity funds investing in the mining and minerals industry, and RCF Management, L.L.C., a company that provides management services to the several Resource Capital Funds, from January 2002 until December 2011.

From 1970 to 2001, Mr. Dolan practiced law with the firm Davis Graham & Stubbs LLP of Denver, Colorado, specializing in natural resources law. Mr. Dolan's extensive experience as a director of a wide spectrum of companies makes him a vital part of the Board.

        John Graell, age 60, has been a director since March 2012. Since 1992, Mr. Graell has served as the chief executive officer of Molibdenos y Metales S.A., or Molymet, a manufacturer and processor of molybdenum. Mr. Graell serves on the boards of directors of several private companies in the metals and mining industry. Mr. Graell also served as president of the International Molybdenum Association, a non-profit trade association, from 2001 through 2005. Mr. Graell holds a degree in Industrial Engineering from Universidad de Chile. Mr. Graell brings to the Board extensive and ongoing experience as a chief executive officer of a company and director of several private companies involved in the global mining and mineral processing industries.

Class III Directors with Terms Expiring in 2016

        James J. Jackson, age 65, has been a director since March 2014. Until his retirement in 2005, Mr. Jackson was senior vice president and chief financial officer of MobiFon S.A., a cellular telephone provider in Romania and a wholly-owned subsidiary of Vodafone Group plc, which purchased MobiFon from Telesystem Wireless International Inc. in 2005. As an employee of Telesystem Wireless International Inc., Mr. Jackson served in numerous senior financial roles from 1997 onwards, including, from July 2004 until the sale of Vodafone in 2005, as senior vice president corporate affairs, while he continued to act as MobiFon's senior vice president and chief financial officer. From 1995 to 1997, Mr. Jackson was vice chairman, finance, for Quadrant Amroq Bottling Co. Ltd., a venture capital firm holding the franchise for Pepsi-Cola in Romania. Prior to that time, he worked for fifteen years at Alcan Aluminium Ltd., an aluminum manufacturer. Mr. Jackson served on the board of directors of Neo Materials from November 2005 until Neo Materials' acquisition by Molycorp in June 2012, and was chair of Neo Materials' audit committee from August 2009 until June 2012. He also served as Neo Materials' chairman from April 2008 until August 2009. Mr. Jackson currently serves as a member of the Supervisory Council of Bite Lietuva, a mobile telephone company based in Lithuania, serving Lithuania and Latvia. Mr. Jackson is a member of the Institute of Chartered Accountants of Ontario, a registered Certified Public Accountant in the United States and a certified director as a graduate of the Institute of Corporate Directors. Mr. Jackson's broad international experience and deep understanding of the operations of Neo Materials makes him a valuable member of the Board.

        Constantine E. Karayannopoulos, age 54, has been a director since June 2012. He served as the Company's Vice Chairman from June 2012 until December 2012, and then as Interim President and Chief Executive Officer from December 2012 until December 2013. A professional engineer, he previously served as president and chief executive officer of Neo Materials from 2005 until Molycorp acquired Neo Materials in June 2012. Prior to that, Mr. Karayannopoulos was the executive vice president and chief operating officer of Neo Materials, and also served as vice president and general manager of Neo Materials' rare earths business unit and vice-president, sales. Before joining Neo Materials as a start-up in 1994, Mr. Karayannopoulos worked for Praxair Canada for seven years and for Esso Petroleum Canada for two years before that. Mr. Karayannopoulos is a director of the board of Lithium Americas Corp., a director of the board of the Canada China Business Council, a member of the Advisory Board of merchant bank KES7 and a member of the Board of Advisors of the University of Toronto's Department of Chemical Engineering and Applied Chemistry. He holds Bachelor's and Master's of Applied Science degrees in Chemical Engineering from the University of Toronto. Mr. Karayannopoulos brings broad management experience and a comprehensive knowledge of the rare earths and magnetics industries to the Board.

        Mark S. Kristoff, age 53, has been a director since September 2008. Since April 2005, Mr. Kristoff has been the chief executive officer of the Traxys Group, a global metal trading, marketing and distribution company. Before becoming chief executive officer, Mr. Kristoff was the chief operating officer of the Traxys Group from its founding in January 2003 until April 2005. Prior to the formation of the Traxys Group, Mr. Kristoff was the president of Considar Inc., a metals and ferroalloys supplier, from 1991 until 2003. Mr. Kristoff graduated from Cornell University with a B.A. in Economics in 1984. Mr. Kristoff's experience in global trading, financing, supply chain management, and distribution of metals and rare earth elements, or REEs, provides valuable insight to the Board regarding existing and potential opportunities in the rare earths markets.

        Alec Machiels, age 42, has been a director since September 2008. Mr. Machiels has served as a partner at Pegasus Capital Advisors, L.P., a private equity fund manager, since May 2006. Prior to becoming a partner at Pegasus, Mr. Machiels was vice president from June 2004 until May 2006, and an associate from August 2002 until June 2004. Mr. Machiels served as a member of the board of directors of Coffeyville Resources, LLC, an oil refinery and ammonia plant in Coffeyville, Kansas, from 2003 until 2005, as well as a member of the board of directors of Merisant Worldwide, Inc., a manufacturer and distributor of sugar substitute sweeteners, from 2005 until 2010. He has served on the board of directors of Traxys S.A., a metal trading and distribution company, since January 2006. He started his career as a financial analyst in the Financial Services Group at Goldman Sachs International in London and in the Private Equity Group at Goldman, Sachs & Co. in New York from July 1996 until June 1999. From July 2001 to July 2002, Mr. Machiels served as chief executive officer and chairman of Potentia Pharmaceuticals, Inc. Mr. Machiels received a M.B.A. from Harvard Business School in 2001. Mr. Machiels also received a masters in law from KU Leuven Law School in Belgium and a masters in international economics from Konstanz University in Germany. His strong background in financial management and investment in commodity-related businesses provides the Board with a valuable perspective on strategic, financial and capital raising matters.

Class I Directors with Terms Expiring in 2017

        Russell D. Ball, age 47, has been a director since March 2010. Mr. Ball currently serves as executive vice president, corporate development and capital projects for Goldcorp, Inc., a gold mining company. He joined Goldcorp in May 2013 as their executive vice president, capital management. Previously, from July 2007 until May 2013, Mr. Ball served as chief financial officer and executive vice president of Newmont Mining Corporation, a gold mining and production company. Before becoming chief financial officer, Mr. Ball held a variety of senior positions with Newmont Mining Corporation, including vice president and controller from 2004 until 2007. Mr. Ball is both a chartered accountant in South Africa and a certified public accountant in the United States. Mr. Ball brings a unique and important understanding of finance and accounting in the global mining industry to the Board.

        Charles R. Henry, age 77, has been a director since August 2009. Mr. Henry is currently the president of CRH, Inc., a consulting firm specializing in federal government acquisition issues, and has been associated with CRH, Inc. since its formation in 1993. From 2005 to 2007, Mr. Henry was the chief operating officer of CEG Company, a leading producer of wiring harnesses for military vehicles. From October 2001 to January 2004, he organized and served as chief executive officer of the Veteran Corporation, a congressionally mandated non-profit organization designed to promote veteran business interests. He has served on the board of directors of Gaming Partners International, a gaming products company, since June 2006. In March 2013, he was appointed chairman of the board of directors of Imperatis, Inc., a service organization to America's defense, intelligence and civilian, as well as profit and non-profit, sectors. Mr. Henry is a retired two-star general who served 32 years in the U.S. Army. In 1990, Mr. Henry was chosen by the Bush Administration to consolidate all Department of Defense contract administration into one central business entity, resulting in increased efficiency and monetary savings. With his strong background in management, Mr. Henry brings significant organizational acumen to the Board.

        Dr. Michael Schwarzkopf, age 53, has been a director since August 2013. Dr. Schwarzkopf serves as chairman of the executive board of Plansee Holding AG, a private Austrian company that is a vertically integrated supplier of powder-metallurgical manufactured products made of molybdenum and tungsten. He has been a member of the Supervisory Board of Voestalpine AG since July 2004 and of Mayr-Melnhof Karton AG since April 2009. He also has served as a director at Molibdenos Metales S.A. since April 2011. He is a Mechanical Engineer with a Ph.D in materials science. Dr. Schwarzkopf's extensive and ongoing industry knowledge makes him a vital part of the Board.

Board Recommendation

        The Board recommends that stockholders vote "FOR" the election of each of the Class II Director Nominees.

 THE BOARD OF DIRECTORS AND ITS COMMITTEES

Director Independence

        The Board reviews the independence of each director annually. In determining the independence of the Company's directors, the Board considered Section 303A of the listing standards of the New York Stock Exchange, or the NYSE, and broadly considered the materiality of each director's relationship with the Company. In making its determination, the Board also considered that the Company provides recycling services to Plansee, Holding AG, or Plansee, a privately held Austrian company that is wholly-owned by an Austrian trust, of which Dr. Schwarzkopf and other members of his family are beneficiaries, and determined that there was no impairment of Dr. Schwarzkopf's independence. Based upon the foregoing criteria, the Board has determined that the following directors are independent: Russell D. Ball, Brian T. Dolan, John Graell, Charles R. Henry, James J. Jackson, Constantine E. Karayannopoulos, Mark S. Kristoff, Alec Machiels and Dr. Michael Schwarzkopf.

Board Meetings

        During fiscal year 2014, the Board held eight meetings. Each director who was serving as a director during fiscal year 2014 attended at least 91% of the total number of meetings of the Board and any committees on which he served during 2014.

Attendance at Annual Meeting

        While the Company does not have a policy on directors attending the annual meetings of stockholders, directors' attendance at the annual meetings is encouraged. Two of the directors who were serving as directors at the time of the 2014 annual meeting of stockholders attended that meeting.

Meetings of Non-Management Directors

        The non-management directors of the Company generally meet in executive session in conjunction with each regularly scheduled Board meeting. The non-management directors of the Company met in executive session in conjunction with four of the eight meetings. These meetings generally are chaired by the Chairman of the Board.

Committees

        The Board has four standing committees: the Audit and Ethics Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Health, Environment, Safety and Sustainability Committee. The members of such committees are as follows:

Audit and Ethics Committee	Compensation Committee
James J. Jackson, Chair	Brian T. Dolan, Chair
Charles R. Henry	Mark S. Kristoff
Constantine E. Karayannopoulos	Dr. Michael Schwarzkopf

Nominating and Corporate Governance Committee	Health, Environment, Safety and Sustainability Committee
Mark S. Kristoff, Chair	Charles R. Henry, Chair
John Graell	Geoffrey R. Bedford
Constantine E. Karayannopoulos	Brian T. Dolan
Alec Machiels	Constantine E. Karayannopoulos

        The Board has adopted a written charter for each of the Audit and Ethics Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Health, Environment, Safety and Sustainability Committee. Committee charters are reviewed annually. These charters, as well as the Company's Code of Business Conduct and Ethics and the Company's Corporate Governance Guidelines, are posted and available on the Company's website at www.molycorp.com. The information on or accessible through the Company's website is not a part of or incorporated by reference into this proxy statement.

  Audit and Ethics Committee

        The Audit and Ethics Committee held seven meetings in 2014. The Audit and Ethics Committee, among other things, oversees the Company's accounting practices and processes, system of internal controls, independent auditor relationships, financial statement audits and audit and financial reporting processes. All the members of the Company's Audit and Ethics Committee are independent under the rules of the NYSE and Rule 10A-3 under the Securities Exchange Act of 1934, or the Exchange Act. Each committee member is financially literate within the requirements of the NYSE and Mr. Jackson is an audit committee financial expert within the applicable rules of the Securities and Exchange Commission, or the SEC, and the NYSE.

  Compensation Committee

        The Compensation Committee held four meetings in 2014. The Compensation Committee establishes and administers the Company's policies, programs and procedures for compensating the Company's executive officers and directors. The Compensation Committee's duties include, among other things, reviewing and approving executive officer compensation and administering incentive compensation plans and equity-based plans. The Compensation Committee's processes and procedures for the consideration and determination of executive and director compensation are discussed further under the heading "Compensation Discussion and Analysis" below. All the members of the Company's Compensation Committee are independent under the rules of the NYSE.

  Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee held three meetings in 2014. The Nominating and Corporate Governance Committee identifies individuals qualified to become board members, recommends director nominees, recommends board members for committee membership, develops and recommends corporate governance principles and practices, oversees the evaluation of the Board and its committees and formulates a description of the skills and attributes of desirable board members.

        Pursuant to the terms of a securities purchase agreement, dated January 31, 2012, or the Purchase Agreement, by and between the Company and Molymet, the Company agreed to increase the size of the Board, and Molymet was given the right to nominate a member of the Board to serve as a Class II director of the Company (i) effective as of the closing of the transaction on March 8, 2012, which the Company refers to as the Closing, and (ii) at every annual meeting of the stockholders of the Company at which Class II directors are generally elected, for so long as Molymet and its affiliates beneficially own, during the period from the Closing until the three-year anniversary thereof, at least 50% of the number of shares of the Company's common stock acquired pursuant to the Purchase Agreement, and, from and after the three-year anniversary of the Closing, at least five percent of the aggregate shares of the Company's common stock then outstanding. Pursuant to the terms of the Purchase Agreement, the Board increased the number of Class II directors of the Company from two to three and Mr. Graell was recommended to the Nominating and Corporate Governance Committee as a director nominee by Molymet. The Nominating and Corporate Governance Committee recommended to the Board that Mr. Graell be nominated as a Class II director and the Board elected Mr. Graell as a Class II director, and nominated him for election as a Class II director of the Company to serve until his successor is elected and qualified or until his earlier resignation or removal.

        The Nominating and Corporate Governance Committee will also consider candidates recommended by the Company's stockholders so long as the proper procedures are followed. The Nominating and Corporate Governance Committee has not established specific minimum qualifications that a candidate must have to be recommended to the Board. However, in determining qualifications for new directors, the Nominating and Corporate Governance Committee will consider potential members' qualifications to be independent under the NYSE listing standards, as well as other factors, including the knowledge, experience, integrity and judgment of each candidate. The Company's Bylaws provide that stockholders seeking to nominate candidates for election as directors at an annual meeting of stockholders must provide timely notice of such nomination in writing. To be timely, a stockholder's notice generally must be delivered to or mailed and received by the Corporate Secretary of the Company at the Company's principal executive offices not less than 90 nor more than 120 calendar days prior to the first anniversary of the preceding year's annual meeting, subject to adjustment as provided in the Company's Bylaws in the event of advancement or delay of the Company's annual meeting. The Company's Bylaws also provide certain requirements as to the form and content of a stockholder's notice. These provisions may preclude stockholders from making nominations for directors at an annual meeting of stockholders. A stockholder's notice must set forth, among other things, as to a nomination the stockholder proposes to bring before the meeting:

  •
  the name and address of the stockholder and the beneficial owner, if any, on whose behalf the proposal or nomination is made;

  •
  the class, series and number of shares that are owned of record or beneficially by the stockholder nominating the nominee or nominees;

  •
  a representation that the stockholder giving the notice is a holder of record of shares of the Company's voting stock entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified in the notice;

  •
  whether such stockholder or beneficial owner intends to deliver a proxy statement and forms of proxy to holders of at least the percentage of shares of the Company's voting stock required to nominate such nominee or nominees;

  •
  any derivative interest in the Company's securities as such term is defined in the Company's Bylaws;

  •
  any voting arrangements pursuant to which such stockholder has the right to vote any shares of the Company or which has the effect of increasing or decreasing such stockholder's voting power;

  •
  any rights to certain dividends on shares of the Company that are separated or separable from the underlying shares of the Company and any entitlement to certain performance-related fees resulting from an increase or decrease in the value of shares of the Company or derivative interests; and

  •
  any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filing required pursuant to Section 14(a) of the Exchange Act to be made in connection with a general solicitation of proxies or consents in support of the nomination of the nominee or nominees.

        The stockholder's notice must also include, among other things, the name, age, business address, residence address and occupation of the nominee proposed by the stockholder and the signed consent of the nominee to serve as a director on the Board if so elected. The director nominee may also be required to present certain information and make certain representations and agreements at the Company's request. In addition, a stockholder must also comply with all other applicable requirements of the Exchange Act and the rules and regulations under the Exchange Act with respect to matters relating to nomination of candidates for directors.

        In addition to the formal procedure set forth in the Company's Bylaws for the nomination of directors by stockholders, the Nominating and Corporate Governance Committee has adopted a policy to consider stockholder recommendations of candidates for nomination to the Board who stockholders submit outside the process in the Company's Bylaws discussed above. Under this policy, the Nominating and Corporate Governance Committee will consider stockholder recommendations of candidates for nomination to the Board so long as the recommendation includes (1) complete information as to the identity and qualifications of the proposed nominee, including name, address, present and prior business and/or professional affiliations, education and experience and particular fields of expertise, (2) an indication of the nominee's consent to serve as a director of the Company if elected and (3) the reasons why, in the opinion of the recommending stockholder, the proposed nominee is qualified and suited to be a director of the Company. Such recommendations must be mailed to the Corporate Secretary of the Company at the Company's principal executive offices. The Nominating and Corporate Governance Committee will evaluate candidates proposed by stockholders using the same criteria that it uses for those candidates recommended by other sources.

        From time to time, the Nominating and Corporate Governance Committee engages a professional search firm to assist in identifying and evaluating potential nominees.

        All the members of the Company's Nominating and Corporate Governance Committee are independent under the rules of the NYSE.

  Health, Environment, Safety and Sustainability Committee

        The Health, Environment, Safety and Sustainability Committee held four meetings in 2014. The Health, Environment, Safety and Sustainability Committee establishes and oversees the administration of the Company's policies, programs and procedures for ensuring: the protection of the health and safety of the Company's employees, contractors, customers and the public; the protection of the environment; and the promotion of sustainable development and business practices.

Review and Approval of Related Party Transactions

        The Company's Audit and Ethics Committee is responsible for the review and approval of all related party transactions required to be disclosed to the public under SEC rules. This procedure is contained in the written charter of the Company's Audit and Ethics Committee. In addition, the Company maintains a written Code of Business Conduct and Ethics that requires all employees, including the Company's officers, to disclose to the Audit and Ethics Committee any material relationship or transaction that could reasonably be expected to give rise to a personal conflict of interest. Related party transactions are reviewed and approved by the Audit and Ethics Committee on a case-by-case basis.

Board Leadership Structure and Risk Management

        The Board leadership structure separates the office of Chairman of the Board and Chief Executive Officer, and the Chief Executive Officer reports to the Board. However, the Board has no policy with respect to the separation of the offices of Chairman of the Board and Chief Executive Officer. The Board believes this issue is part of the succession planning process and that it is in the best interests of the Company for the Board to consider it each time it elects the Chief Executive Officer. The Board has determined that its current leadership structure provides an appropriate framework for the Board to provide independent, objective and effective oversight of management. The Board may, however, make changes to its leadership structure in the future as it deems appropriate.

        The Board is responsible for the oversight of the Company and its business, including risk management. Together with the Board's standing committees, the Board is responsible for ensuring that material risks are identified and managed appropriately. The Board and its committees regularly review material strategic, financial, operational, legal and compliance risks with the Company's senior management. The Audit and Ethics Committee has primary oversight responsibility for the review of major risk exposures (whether financial, operating or otherwise) and the guidelines and policies that management has put in place to govern the process of monitoring, controlling and reporting such exposures. The Audit and Ethics Committee also oversees compliance with legal and regulatory requirements and compliance with and enforcement of the Company's Code of Business Conduct and Ethics. The Audit and Ethics Committee is also responsible for establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. The Nominating and Corporate Governance Committee oversees compliance with the Company's corporate governance principles, including consideration of possible conflicts of interest of directors and management. The Health, Environment, Safety and Sustainability Committee oversees the monitoring and enforcement of the Company's policies for the protection of the safety and health of employees, contractors, customers and the public and related procedures and practices, and reviews with management the quality of the Company's procedures for identifying, assessing, monitoring and managing the principal risks in the Company's business associated with safety and occupational health and the protection of the environment. Each of the committees reports to the Board regarding the areas of risk it oversees.

Report of the Audit and Ethics Committee

        The Audit and Ethics Committee has reviewed and discussed with the Company's management and KPMG LLP, the Company's independent registered public accounting firm, the Company's audited financial statements contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014. The Audit and Ethics Committee has also discussed with the Company's independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16.

        The Audit and Ethics Committee has received and reviewed the written disclosures and the independence letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP's communications with the Audit and Ethics Committee concerning independence and has discussed with KPMG LLP its independence.

        Based on the review and discussions referred to above, the Audit and Ethics Committee recommended to the Board (and the Board subsequently approved the recommendation) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014 that was filed with the SEC.

  AUDIT AND ETHICS COMMITTEE
  James J. Jackson, Chair
  Charles R. Henry
  Constantine E. Karayannopoulos

Communications with Directors

        Stockholders and other interested parties who wish to communicate directly with the Board, a committee of the Board, the Company's non-management directors as a group or with an individual director regarding matters related to the Company should send the communication to:

  Molycorp, Inc.
  Attention: Corporate Secretary
  5619 Denver Tech Center Parkway Suite 1000
  Greenwood Village,
  Colorado 80111

        The Company will forward all such correspondence about the Company to the Board, a committee of the Board, the Company's non-management directors as a group or an individual director, as appropriate. However, any such communications that are considered to be improper for submission to the intended recipients will not be provided to the directors. Examples of communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate, directly or indirectly, to the Company's business or communications that relate to improper or irrelevant topics. In addition, please note that the Company will not forward communications that are spam, junk mail or mass mailings, resumes and other forms of job inquiries, surveys and business solicitations or advertisements.

Compensation Committee Interlocks and Insider Participation

        The members of the Company's Compensation Committee are Messrs. Dolan, Kristoff and Schwarzkopf. None of the members of the Company's Compensation Committee is or has been an officer or employee of the Company. No executive officer of the Company served in the last year as a director or member of the compensation committee of another entity one of whose executive officers served as a member of the Company's Board or on the Company's Compensation Committee.

 COMPENSATION DISCUSSION AND ANALYSIS

Introduction

        The following Compensation Discussion and Analysis (or CD&A) provides information about the 2014 compensation program for the Company's named executive officers, whose compensation is detailed in the 2014 Summary Compensation Table below and the other executive compensation tables and narratives contained in this proxy statement. The following information includes (1) the overall objectives of the Company's 2014 named executive officer compensation program and what it is designed to reward, (2) each element of compensation that was provided to the Company's named executive officers for 2014 and (3) an explanation of the Compensation Committee's key decisions, actions and rationale regarding the 2014 compensation of the Company's named executive officers, including how each compensation element and the Company's decisions regarding the element fit into the Company's overall compensation objectives.

        For 2014, the Company's named executive officers consist of the following three current executive officers:

Name	Title
Geoffrey R. Bedford	President and Chief Executive Officer
Michael F. Doolan	Executive Vice President and Chief Financial Officer
Kevin W. Johnson	Executive Vice President and General Counsel

        Amounts reported for Messrs. Bedford and Doolan (unless otherwise noted) are converted from Canadian dollars to U.S. dollars using the 2014 average exchange rate of CAD$1.00:USD$0.90.

Executive Summary

  2014 Executive Compensation Highlights

        The Company took the following specific actions with respect to the compensation of its named executive officers for 2014:

  •
  rescinded the prior base salary rate reduction of 10% for the named executive officers and other members of senior management effective January 1, 2014, and no additional base salary increases were provided for the named executive officers for 2014 as described further below;

  •
  authorized cash payouts under the 2014 annual incentive program for Messrs. Bedford, Doolan and Johnson at 40%, 40% and 47.5% of their respective target award opportunities based on the Compensation Committee's determination of actual corporate, business unit and individual performance;

  •
  continued to grant long-term equity incentive awards in the form of time-based restricted stock units (or RSUs) and performance-based restricted stock units (or PBRSUs) to the Company's named executive officers;

  •
  determined that no payout was earned by the named executive officers for 2012 PBRSU grants based on the Company's total shareholder return results (below threshold) relative to the companies that constituted the SPDR S&P Metals and Minerals ETF Index;

  •
  entered into an employment agreement with Mr. Doolan that set forth his compensation for serving in the role of the Company's Executive Vice President and Chief Financial Officer from June 27, 2014, as described further in "—Executive Compensation and Other Information—Employment Agreements—Employment Agreement with Mr. Doolan" below;

  •
  entered into an employment agreement with Mr. Johnson that set forth his compensation for serving in the role of the Company's Executive Vice President and General Counsel from

    June 27, 2014, as described further in "—Executive Compensation and Other Information—Employment Agreements—Employment Agreement with Mr. Doolan" below; and

  •
  continued developing a performance-based compensation culture and implementing compensation best practices.

  Triennial Say-on-Pay Voting Results from 2014

        The Company conducts its non-binding advisory vote regarding the compensation of its named executive officers (or say-on-pay vote) on a triennial basis. The Company held a say-on-pay vote at its 2014 annual meeting of stockholders. The result was that the Company received approval for its named executive officer compensation from more than 92% of the votes cast on the say-on-pay vote. The Company expects to hold its next say-on-pay vote in connection with its 2017 annual meeting of stockholders. The Compensation Committee reviewed and considered the 2014 voting results in its remaining 2014 meeting, and viewed the strong support for the Company's say-on-pay proposal as evidence of the Company's stockholders' support for the named executive officer compensation decisions and actions that the Compensation Committee had been making. As a result, the Compensation Committee made no material changes in the structure of the Company's named executive officer compensation program for 2014 that were motivated by the results of the Company's say-on-pay vote in 2014.

        The following discussion and analysis of the Company's named executive officer compensation and benefits program should be read together with the compensation tables and related disclosures that follow this CD&A section.

Compensation Committee's Philosophy on Named Executive Officer Compensation

        The Company's compensation and benefits program for the Company's named executive officers is intended to attract and retain talented and highly qualified individuals to manage and lead the Company, and to motivate these executives to pursue the Company's long-term business objectives and create long-term stockholder value. The Company also uses executive compensation as a tool to emphasize the Company's goals within its mission, business strategy, values and culture.

        In 2014, the Company's compensation program for the current named executive officers primarily consisted of a mix of cash and equity-based components. This mix provided a competitive total compensation package that rewarded individual and Company performance.

        For 2014, the Company implemented this philosophy by:

  •
  recognizing and rewarding individuals for their experience, expertise, level of responsibility, leadership, individual accomplishments and other contributions to the Company with base salaries that, at full payout, the Company previously determined to be competitive with those offered by companies with whom the Company competes in hiring and retaining talented individuals;

  •
  recognizing, rewarding and encouraging eligible individuals for work that helps increase the Company's value through the use of equity awards that derive increased value as the Company's stock price increases and the majority of which are earned based on performance; and

  •
  providing compensation packages, including health and welfare and retirement benefits, that the Company previously determined to be competitive with those offered by companies with whom the Company competes in hiring and retaining talented individuals.

The 2014 Pay Setting Process

  The Role of the Board and the Compensation Committee in Determining 2014 Named Executive Officer Compensation

        The Company's Compensation Committee has responsibility for overseeing the Company's executive compensation and benefits programs. The Board has retained the final approval for certain key matters, such as the adoption of, or any material amendment to, any equity plan. In compliance with the rules of the NYSE, the Compensation Committee is composed entirely of independent directors. In addition, all members of the Compensation Committee are:

  •
  "Non-Employee Directors" within the meaning of Rule 16b-3 promulgated under the Exchange Act; and

  •
  "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code.

        Under its charter, the Compensation Committee has the primary responsibility for, among other things:

  •
  determining the Company's President and Chief Executive Officer's compensation and compensation for the Company's other executive officers;

  •
  working with members of the Company's management to report the Company's executive compensation practices and policies to the Company's stockholders; and

  •
  administering the equity and incentive compensation plans in which the Company's executive officers participate.

        The Compensation Committee is also responsible for evaluating and administering the Company's compensation program to ensure that it sufficiently motivates the Company's executive officers and aligns the Company's executive officers' compensation interests with the achievement of the Company's operational and financial performance goals. The Compensation Committee does this while guarding against any potential risks to the Company created by its compensation policies. The Company does not believe that there are any risks arising from its compensation policies and programs that are reasonably likely to have a material adverse effect on the Company.

        During 2014, the Compensation Committee:

  •
  evaluated the Company's pay philosophy;

  •
  reviewed and recommended to the Board the approval of the proposed amendment and restatement of the Company's 2010 Equity and Performance Incentive Plan (or 2010 Plan) in the form of the Company's Amended and Restated 2010 Equity and Performance Incentive Plan (or A&R 2010 Plan), which amendment and restatement included an increase in the number of shares of common stock available under the A&R 2010 Plan, subject to the approval of the stockholders (which approval was received on June 25, 2014);

  •
  evaluated the link between the Company's pay and performance;

  •
  evaluated the Company's compensation programs for any risk-encouraging factors;

  •
  reviewed new employment agreements with certain of the Company's named executive officers;

  •
  reviewed and approved the suspension of new participation in the Company's Employee Stock Purchase Plan (or ESPP), the Company's Amended and Restated Management Incentive Compensation Plan (or MICP) and the Company's Non-Employee Director Deferred Compensation Plan (or NEDDCP);

  •
  reviewed executive compensation trends and regulatory developments; and

  •
  granted equity incentive awards for 2014 under the 2010 Plan to the named executive officers.

        In fulfilling its duties and responsibilities, the Compensation Committee received input in the form of:

  •
  reports and updates from the Company's executive officers on Company and individual executive performance that was measured against quantitative and qualitative performance goals established to help determine individual performance and business success;

  •
  recommendations from the Company's President and Chief Executive Officer regarding the compensation for the Company's executive officers; and

  •
  advice, as described below, from its independent compensation consultant, Towers Watson & Co., which the Company refers to as Towers Watson.

        The Compensation Committee was not bound by the input it received from the Company's President and Chief Executive Officer or any other executive officer or consultant. Instead, the Compensation Committee exercised independent discretion when making executive compensation decisions for 2014. The Board has the power to change, at any time, the size and membership of the Compensation Committee, to remove Compensation Committee members and to fill vacancies on the Compensation Committee, so long as any new member satisfies the requirements of the Compensation Committee's charter and any other applicable requirements.

  The Role of Outside Executive Compensation Consultants in Determining 2014 Named Executive Officer Compensation

        The Compensation Committee engaged Towers Watson as its independent compensation consultant for 2014. During the year, Towers Watson provided assistance with the proposed amendment and restatement of the 2010 Plan, the preparation of the Compensation Discussion and Analysis for the Company's proxy statement for the 2014 annual meeting of stockholders and the general review and explanation of executive compensation trends and regulatory developments. Other than these services provided to the Compensation Committee, Towers Watson did not provide any other services to the Company for 2014.

        The Compensation Committee has assessed the independence of Towers Watson as required under applicable NYSE listing rules. In addition, the Compensation Committee has considered and assessed all relevant factors, including, but not limited to, those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Securities Exchange Act of 1934, that could give rise to a potential conflict of interest with respect to any of the compensation consultants described above. Based on this review, the Company is not aware of any conflict of interest that has been raised by the work performed by Towers Watson.

  The Role of Executive Officers in Determining 2014 Named Executive Officer Compensation

        At various times throughout 2014, Mr. Bedford provided the Compensation Committee with recommendations regarding all key elements of 2014 compensation for the Company's named executive officers other than himself, and Towers Watson assisted Mr. Bedford in preparing his recommendations. In early 2015, Mr. Bedford provided the Compensation Committee with recommendations regarding final payouts for 2014 under the Company's annual incentive program.

  No Peer Group Evaluations for 2014

        In past years, the Compensation Committee has considered to a material extent market pay identified through the use of specialized peer groups or published and proprietary compensation surveys when making named executive officer compensation decisions. However, for 2014, the Compensation Committee did not make named executive officer compensation decisions based on any material use of peer group or other market data information. Instead, the Compensation Committee made its named executive officer compensation decisions primarily based on its residual understanding of the competitive nature of prior named executive officer compensation decisions, input from Mr. Bedford and its own assessment of the propriety of its compensation decisions based on performance against established quantitative and qualitative goals.

Elements of 2014 Named Executive Officer Compensation

        In 2014, the Company's compensation program consisted of the following key components:

  •
  base salaries;

  •
  annual incentive program awards;

  •
  equity-based awards under the 2010 Plan;

  •
  health and welfare benefits; and

  •
  retirement benefits.

        For 2014, the Company again determined that a substantial portion of the total compensation for the Company's named executive officers should be variable and tied to the Company's performance to align their compensation interests with the achievement of the Company's business objectives and the long-term investment interests of the Company's stockholders. At the same time, the Company strives to attract and retain high-caliber executives through the measured use of competitive fixed compensation. The Company's program of both fixed and at-risk compensation is offered at levels that the Company believes are competitive within its industry and appropriate for 2014.

        The Company believes the compensation program, when evaluated on a component-by-component basis and in total, effectively achieves the Company's compensation philosophy and objectives described above. The following table summarizes the key components of the Company's compensation program for 2014:

Component	Primary Purpose and Objectives
Base Salary	Base salary compensates an individual in cash for his or her responsibilities, skills, experience and performance. The levels of base salaries are intended to attract and retain a high-quality management team, especially when combined with the other components of the Company's compensation program. The levels of base salary for the Company's named executive officers are designed to reflect each executive officer's scope of responsibility, accountability and industry experience.

Component	Primary Purpose and Objectives
Annual Incentive Program Awards

The Company's annual incentive program awards are used to align the Company's named executive officers' compensation interests with the overall business objectives and the short-term investment interests of the Company's stockholders by rewarding the Company's named executive officers for annual performance. Corporate goals were established and approved by the Board in February 2014 and performance was evaluated after year-end. Payments with respect to the 2014 annual incentive program awards were made in cash in the first quarter of 2015.

Long-Term Incentive Program Awards	Equity awards under the 2010 Plan generally align the Company's executives' compensation interests with the long-term investment interests of the Company's stockholders and promote retention.
Health and Welfare Benefits

Broad-based and customary health and welfare benefits provide for basic health, life and income security needs of the Company's named executive officers and their dependents. These health and welfare benefits are competitive with industry practices and help attract and retain executives.

Retirement Benefits

The Company's 401(k) plan for the named executive officer who resides in the United States and the Company's Canada Group Retirement Savings Plan for the Company's Canadian-based named executive officers encourage and reward long-term service by providing market-based benefits for retirement. All U.S.-based employees are eligible to participate in the Company's 401(k) plan and employees who are Canadian residents are eligible to participate in the Company's Canada Group Retirement Savings Plan. The MICP is the Company's nonqualified deferred compensation plan that provides a tax-efficient vehicle to accumulate retirement savings for the Company's U.S. resident named executive officer. In addition, the plan promotes share ownership by allowing participants to convert all or a portion of their cash bonuses into RSUs and receive additional matching RSUs. The MICP also promotes retention, because the matching RSUs vest over a three-year term (however, participation in the MICP was suspended by the Compensation Committee at the end of 2014). Retirement benefits offered during 2014 were judged to be competitive with industry practices and help attract and retain executives.

Analysis of 2014 Executive Compensation Program Decisions and Actions

  2014 Base Salaries

        General Decisions.    In January 2014, the Compensation Committee reconsidered the base salary rates for the named executive officers in connection with its review of the Company's executive salary grade structure and determined to rescind, effective January 1, 2014, the 10% base salary rate reduction that was implemented at the beginning of 2013. However, a 2% cost of living increase that was given by the Company to other North American employees was not provided by the Compensation Committee to the named executive officers. Both of these decisions were made by the Compensation Committee, on the recommendation of Mr. Bedford, based on its historical understanding that the named executive officers' base salaries, at full payout, are competitive with those offered by companies with whom the Company competes in hiring and retaining talented individuals. The annual base salary rates for the following named executive officers were in effect for 2014: Mr. Bedford, $600,000; Mr. Doolan, CAD$425,000 (approximately $384,615); and Mr. Johnson, $390,000.

  2014 Annual Incentive Program Awards

        2014 Annual Incentive Program Award Opportunities.    In February 2014, the Compensation Committee established the cash-based annual incentive program award opportunities (denominated as a percentage of 2014 annualized base salary) listed in the following table (straight-line interpolation between all levels except below "Below Expectations"):

Participating Named Executive Officer	Did Not Meet Expectation < 80%	Below Expectation 80%	Met Expectation 100%	Exceeded Expectation 120%
Mr. Bedford	0%	50%	100%	200%
Mr. Doolan	0%	32.5%	65%	130%
Mr. Johnson	0%	30%	60%	120%

        The threshold, target and maximum award opportunities as a percentage of annualized base salary for Messrs. Doolan and Johnson were unchanged from 2013 levels, and Mr. Bedford's threshold, target and maximum award opportunities as a percentage of annualized base salary were each increased by about 167% by the Compensation Committee due to his promotion to the position of President and Chief Executive Officer and the terms of his 2013 employment agreement.

        2014 Annual Incentive Program Metrics and Goals.    In support of the 2014 annual incentive program awards, the Company's management developed, and Mr. Bedford presented to the Compensation Committee, Company performance metrics in the following categories: (1) corporate; and (2) finance. The Compensation Committee did not independently develop goals for these performance metrics; instead, the specific qualitative and quantitative goals established by the full Board based on its annual plan were utilized as the specific performance goals underlying these performance metrics for 2014. In addition, a category of administrative/legal was adopted by the Compensation Committee, but evaluation in this category was left to the subjective discretion of the Compensation Committee as no specific performance metrics or goals were identified or established for this category. After the end of 2014, actual performance against these performance metrics and goals (and for the administrative/legal category) was reviewed and considered by the Compensation Committee in evaluating the Company performance portion of the named executive officers' performance during (and payouts for Company portion of the annual incentive program award opportunities for) the one-year performance period January 1, 2014 through December 31, 2014, as further discussed below.

Corporate Metrics/Goals	Weighting Within Category
EBITDA vs. Target	45%
• $103.3 million
Health, Environment, Safety and Sustainability (or HESS)	10%
• Total reportable incident rate (TRIR) of 1.24
• Lost time incident rate (LTIR) of 0.46
• Completion of health, environment and safety (or HES) audits
• Progress on sustainability efforts
Selling, General and Administrative Expenses (or SG&A) vs. Budget	5%
• $80.9 million
Liquidity Stabilization Efforts	15%
• Equitization of existing debt
• Additional funding sources for capital projects and operating expenses
Strategic Priorities	25%
• Primary focus on the optimization of the Mountain Pass operation

100%

Finance Metrics/Goals	Weighting Within Category
On Time Monthly Report	40%
SG&A vs. Budget	5%
• $36.6 million
Liquidity Stabilization Efforts	15%
• Equitization of existing debt
• Additional funding sources for capital projects and operating expenses
SAP Implementation	30%
• Implementation of a consolidation tool in SAP
Cash Flow Forecasting Model	10%
• Development of new cash flow forecasting model

100%

Administrative/Legal Metrics/Goals	Weighting Within Category
Generally including maintenance of corporate and financial books and records, timely completion of regulatory and securities filings and support to liquidity stabilization efforts	100%

        Although the Compensation Committee approved the above-listed performance metrics and annual plan goals, and their relative weightings, the Compensation Committee did not determine any specific threshold (in other words, minimum) or maximum goals above or below the target goals, especially for qualitative goals. The Compensation Committee did however commit to the following funding percentages by category of performance metric for each of the named executive officers under the 2014 annual incentive program: Mr. Bedford—90% corporate metrics and 10% individual performance; Mr. Doolan—70% corporate metrics, 20% finance metrics and 10% individual performance; and Mr. Johnson—70% corporate metrics, 20% business unit or department metrics and 10% individual performance. However, the Compensation Committee explicitly retained subjective discretion throughout and after the performance period to determine both actual performance in light of these categories, metrics and goals and final 2014 annual incentive award payouts based on these and other relevant factors and considerations, as further described below.

        In addition to the categories, metrics and goals described in the table above, which were collectively designed to account for 90% of each named executive officer's annual incentive award, the Compensation Committee intended to take into account the individual performance of each named executive officer, weighted at an approximately 10% level, determined through a subjective performance evaluation (of the Chief Executive Officer by the Compensation Committee and of each other named executive officer by the Chief Executive Officer).

        2014 Annual Incentive Program Evaluations and Payouts.    For annual incentive program evaluation purposes, the Compensation Committee has historically deemed threshold performance to be achievement of approximately 80% of target metrics/goals, target performance to be achievement of approximately 100% of target metrics/goals and maximum performance to be achievement of approximately 120% of target metrics/goals for each of the corporate, finance, administrative/legal and personal performance metrics. For 2014, however, and similar to 2013, the Compensation Committee also relied on its subjective consideration and evaluation of actual Company financial and operational results compared to the pre-established goals (plus the reasons for those results, and other important considerations, as further explained below) to determine the extent to which it deemed the named executive officers to have performed and earned their 2014 annual incentive awards, under the performance metrics categories described above.

        More specifically, during its February 2015 meeting, the Compensation Committee assessed the Company's 2014 performance relative to the pre-established categories, metrics and goals and the individual performance of the named executive officers. In so doing, the Compensation Committee did not use a purely formulaic approach, including specifically determining precise achievement for each of the qualitative performance metrics and goals according to their respective weightings. Instead, the Compensation Committee reviewed the following levels of achievement, as determined and presented by the Company's management regarding the corporate, finance and administrative/legal metrics and goals on a holistic basis, and subjectively determined that the Company performance portion of

Messrs. Bedford, Doolan and Johnson's 2014 annual incentive awards had been earned at a 25% level as follows:

Corporate Metrics / Goals		Weighting Within Category	Actual Achievement
EBITDA vs. Target		45%	0%—Goal not achieved
•	$103.3 million
Health, Environment, Safety and Sustainability		10%	10%—Goals achieved
•	TRIR of 1.24		• TRIR was 0.66
•	LTIR of 0.46		• LTIR was 0.25
•	Completion of HES audits		• HES Audits completed
•	Progress on sustainability efforts		• Draft sustainability report prepared
SG&A vs. Budget		5%	5%—Goal achieved
•	$80.9 million		• SG&A was $74.5 million
Liquidity Stabilization Efforts		15%	Goal not achieved but additional financing
•	Equitization of existing debt		source was identified and completed and a
•	Additional funding sources for capital projects and operating expenses		small equitization of existing unsecured debt was completed
Strategic Priorities		25%	Goal not achieved but process
•	Primary focus on the optimization of the Mountain Pass operation		improvements were accomplished and there was a 37% year-over-year production volume increase at Mountain Pass
Range of Corporate Achievement 15 - 25%(1)

Finance Metrics / Goals	Weighting Within Category	Actual Achievement
On Time Monthly Report	40%	30%—Small deviation in scheduled delivery dates
SG&A vs. Budget	5%	5%—Goal achieved
• $36.6 million		SG&A was $33 million
Liquidity Stabilization Efforts	15%	Goal not achieved but additional
• Equitization of existing debt		financing source was identified and
• Additional funding sources for capital projects and operating expenses		completed. A small equitization of existing unsecured debt was also completed.
SAP Implementation	30%	10%—goal not achieved but Toronto
• Implementation of a consolidation tool in SAP		office was added to SAP and a number of optimization efforts were completed at Mountain Pass
Cash Flow Forecasting Model	10%	5%—New cash flow forecasting model
• Development of new cash flow forecasting model		in place—some refinement necessary
Range of Finance Achievement 50 - 60%(1)

Administrative-Legal Metrics/Goals	Weighting Within Category	Actual Achievement
Generally including maintenance of corporate and financial books and records, timely completion of regulatory and securities filings and support to liquidity stabilization efforts	100%	95%—Specifically in the legal department, work to advance and/or resolve various litigation matters as well as support in the completion of a financing was achieved with 50% fewer internal legal resources than were available in the prior year(1)

(1)
In addition to the achievement versus goals described above, during its February 2015 meeting, the Compensation Committee also took into account the following factors when making its subjective determination to reward corporate- level performance at a 25% level, finance-level performance at a 60% level and administrative/legal category performance at a 95% level:

•
the negative impact that continued low commodity prices during 2014 and other factors outside the control of either the Company or its named executive officers had on the Company's financial results;

•
its desire to recognize the named executive officers personally for their work during 2014 even though it failed to significantly boost the Company's bottom line in 2014; and

•
the appropriateness and long-term value in recognizing and rewarding the named executive officers for their 2014 work to encourage the Company's named executive officers to continue to work for success in 2015 and future years.

        In terms of the individual performance evaluations, the Compensation Committee subjectively determined to fund this portion of the annual incentive award for Mr. Bedford at an amount greater than the full 10% level based on its subjective review and evaluation of his individual performance during 2014 (no one particular factor carried material weight in this evaluation but the Committee specifically considered his leadership of the organization during a challenging year for the Company, his development of the Company's Executive Committee and the improvement in the quality of Company information being made available to all levels of the organization). In addition, based on input provided by Mr. Bedford to the Compensation Committee regarding the other named executive officers, the Compensation Committee subjectively determined to fund the annual incentive awards for Messrs. Doolan and Johnson at a marginal amount greater than the full 10% level for their personal portion of the 2014 annual incentive awards, again with no one particular factor carrying material weight in the evaluation.

        During its February 2015 meeting, the Compensation Committee subjectively determined that, based on its consideration of Company achievement versus the metrics and goals described above, the overall aggregate level of achievement for these metrics and goals and the individual performance aspects of the 2014 annual incentive award, as described above was: 40% for Mr. Bedford (attributed 22.5% to achievement under the corporate metrics and 17.5% to his individual performance achievement); 40% for Mr. Doolan (attributed 17.5% to achievement under the corporate metrics, 12.0% to achievement under the finance metrics and 10.5% to his individual performance achievement); and 47.5% for Mr. Johnson (attributed 17.5% to achievement under the corporate metrics, 19.0% to achievement under the administrative/legal metrics and 11% to his individual performance achievement). In particular, the Compensation Committee considered Mr. Bedford's final 2014 annual incentive award payout to be consistent under internal pay equity considerations with that determined for Mr. Doolan. Therefore, based on the Compensation Committee's assessment of the achievement of the 2014 annual incentive program award metrics and goals, the incentive amounts earned by each named executive officer for 2014 were paid during the first quarter of 2015 as follows:

Participating Named Executive Officer	Aggregate Metric Achievement	Final Incentive Award
Mr. Bedford	40%	$240,000
Mr. Doolan	40%	$100,003
Mr. Johnson	47.5%	$111,150

        Final award amounts for Messrs. Bedford and Doolan were paid in Canadian dollars (CAD$265,316 and CAD$110,500, respectively).

  2014 Equity Awards

        During the beginning of 2014, the Company maintained the 2010 Plan, which is an omnibus equity plan under which the Company has historically granted equity awards to its executives, including the named executive officers (after the 2014 annual meeting, the Company maintains the A&R 2010 Plan). The Company operated the 2010 Plan to promote ownership of the Company's common stock among its executives, which ownership aligns the Company's executives' financial interests with the long-term investment interests of the Company's stockholders and encourages the executives to have a long-term view of the Company's success. The Board delegated administrative authority regarding the 2010 Plan to the Compensation Committee.

        2014 Long-Term Incentive Program Equity Awards.    On February 24, 2014, the Compensation Committee approved 2014 long-term incentive program (or LTIP) awards (with a grant date of March 5, 2014) for the named executive officers, which awards were initially denominated in dollars as a percentage of their 2014 annualized base salaries. For each of Messrs. Bedford, Doolan and Johnson, generally about 48% of the value of his 2014 LTIP award opportunity was granted in the form of time-based RSUs and about 52% in value was granted in the form of PBRSUs. All 2014 LTIP awards granted to the named executive officers were issued under and pursuant to the terms and conditions of the 2010 Plan.

Named Executive Officer	Award Target (in dollars and as a percentage of 2014 annualized base salary)	Number of RSUs	Number of PBRSUs
Mr. Bedford	$1,320,000 / 220%	124,528	132,265
Mr. Doolan	$488,341 / 125%	46,070	48,932
Mr. Johnson	$487,500 / 125%	45,991	48,848

        In determining each of the participating named executive officers' specific 2014 aggregate LTIP award opportunities, the Compensation Committee decided to leave LTIP award targets as a percentage of base salary generally unchanged from 2013 levels, except that Mr. Bedford's target percentage increased from 125% to 220% under the terms of his employment agreement, as negotiated at arm's length with the Company, due to his promotion to the position of President and Chief Executive Officer.

        The RSUs granted to the named executive officers are generally subject to a three-year time-based vesting period. The number of RSUs awarded to each named executive officer was determined based on dividing his target RSU value by the average closing sale price for the Company's common stock for a 15-day period ended on March 5, 2014 (or Average Closing Price). The Average Closing Price for the grant date of March 5, 2014 was $5.30. This valuation methodology was implemented to moderate the potential impact of changes in the Company's common stock price leading up to the date of the grant for these 2014 LTIP awards. In general, each named executive officer is required to remain in the Company's continuous employ until the applicable vesting dates for his RSUs to vest on the vesting date, unless his employment terminates without cause, by reason of retirement, death or disability or in connection with a change of control of the Company.

        The PBRSUs granted to the named executive officers are generally subject to vesting after the completion of a three-year performance period (January 1, 2014 through December 31, 2016) and will be earned based on our total shareholder return (or TSR) relative to two separate groups of companies. The payout opportunities for the participating named executive officers' PBRSU awards (subject to mathematical straight-line interpolation between levels) were 15% at the threshold (in other words, minimum) level, 100% at the target level, and 150% at the maximum level of performance.

        The use of two groups to evaluate TSR performance with respect to the PBRSUs for 2014 is unchanged from the operation of PBRSUs granted in 2013—we utilize both the SPDR S&P Metals and Mining ETF Index (or Metals Index) and the S&P Composite Specialty Chemicals Index (or Chemicals Index). Under the 2014 PBRSU program, performance relative to the Metals Index was weighted 30% in terms of final achievement and performance relative to the Chemicals Index was weighted 70% in terms of final achievement.

        Settlement of these PBRSUs will be made in shares of the Company's common stock. TSR performance relative to that of the companies in these two indices (or RTSR) will determine how many shares are earned based on the following matrix:

Performance Level	RTSR vs. Each Comparison Index	PBRSUs Earned For Chemicals Index RTSR	PBRSUs Earned For Metals Index RTSR
Below Threshold	Below 25th percentile	0%	0%
Threshold	At 25th percentile	35%	15%
Target	At 50th percentile	70%	30%
Maximum	Highest	105%	45%

        If the Company's TSR for the performance period is negative, however, any earned PBRSUs will be capped at the target level. Performance achievement between the threshold, target and maximum performance levels will result in a straight-line interpolation of PBRSU achievement. In addition, each participating named executive officer is generally required to remain in the Company's continuous employ until the applicable vesting date for his PBRSUs to be earned, unless his employment terminates without cause, by reason of retirement, death or disability or in connection with a change of control of the Company.

  No Payouts for 2012-2014 PBRSUs

        Similar to the 2014 PBRSUs described above, in 2012, the Compensation Committee approved a PBRSU award to Mr. Johnson (Messrs. Bedford and Doolan did not participate in this award as they were not then serving as Company employees). This award was designed to vest upon completion of a three-year performance period running January 1, 2012 through December 31, 2014, subject to the achievement of RTSR results relative to the companies that constitute the Metals Index. If actual achievement of relative TSR fell below the performance threshold (25th percentile performance), however, then no shares were to be earned at the end of the performance period in settlement of the PBRSUs. In February 2015, the Compensation Committee evaluated the Company's RTSR results for these 2012 PBRSUs and determined that actual results were below the threshold 25th percentile performance level. As a result, Mr. Johnson did not receive a payout for these 2012 PBRSUs.

  Limited Personal Benefits and Perquisites

        The Company provided the named executive officers with limited personal benefits and perquisites during 2014 as part of their comprehensive compensation packages. These benefits were provided to help retain these officers. Messrs. Bedford and Doolan receive the benefit of a minimal life insurance premium payment under the Company's Canadian employee benefit plan and a contribution to a qualified Canadian retirement benefit plan. Mr. Johnson receives the benefit of a minimal life insurance premium payment under the Company's U.S. employee benefit plan and a contribution to a qualified U.S. retirement benefit plan. These payments and benefits are described in more detail below in the "All Other Compensation" column of the2014 Summary Compensation Table.

  Employee Stock Purchase Plan

        In 2012, the Company's stockholders approved the ESPP pursuant to which the Company's domestic employees were permitted to purchase common stock of the Company at a 15% discount through monthly payroll deductions. Although the first enrollment period began December 10, 2012, it was not available to residents of Canada until the third offering period under the ESPP, which commenced on December 1, 2013. During 2014, Messrs. Bedford and Doolan participated in the ESPP. However, participation in the ESPP was suspended on December 31, 2014 due to low participation rates and administrative costs of the ESPP.

  Severance Pay Plan

        On December 7, 2011, the Compensation Committee approved the Severance Pay Plan for Management Employees (or Severance Plan) pursuant to which employees salary grade 13 or higher (other than employees who are parties to employment, severance or other similar agreements with the Company) are entitled to receive certain severance payments in connection with certain terminations of employment. On March 7, 2013, the Company amended the Severance Plan to lower the minimum benefit for terminations covered under the Severance Plan to thirteen weeks of base salary and provide credit for service by a member of senior management at any entity the Company has acquired or will acquire. In the absence of an employment agreement, Messrs. Bedford, Doolan and Johnson would be entitled to receive severance payments pursuant to Severance Plan in connection with certain terminations of employment.

  Health and Welfare Benefits

        Each of the Company's named executive officers was entitled to participate during 2014 in the Company's employee benefit plans (including medical, dental and life insurance benefits) on the same basis as other employees.

  Retirement Benefits

        The Company has established a tax-qualified defined contribution 401(k) plan for the Company's U.S. employees that encourages and rewards long-term service by providing market-based benefits for retirement. One of the Company's named executive officers, Mr. Johnson, was entitled to participate in the Company's 401(k) plan and to receive Company safe harbor matching contributions on the same basis as other employees during 2014. Only Mr. Johnson is eligible to receive these non-elective discretionary contributions, up to $10,400 per year. For more information on the Company's 401(k) plan, please see "—Executive Compensation and Other Information—Retirement Plans" below. The named executive officers residing in Canada participate in a similar program known as a Canadian Group Retirement Savings Plan and the Company made contributions to this plan as described in the 2014 Summary Compensation Table below.

        The Company's nonqualified deferred compensation plan, the MICP, provided a tax-efficient vehicle to accumulate retirement savings for the Company's U.S. employees. During 2014, none of the named executive officers contributed to the MICP. No discretionary contributions were approved for the MICP for 2014. Further, the MICP was suspended at the end of 2014 because of low participation rates and the administrative costs of the MICP. For more information on the MICP, please see "—Executive Compensation and Other Information—Nonqualified Deferred Compensation" below.

Employment Agreements

        During 2014, Molycorp Canada became a party to an employment agreement with Mr. Doolan and the Company became a party to a new employment agreement with Mr. Johnson. Molycorp Canada was already a party to an employment agreement with Mr. Bedford at the start of 2014, and this employment agreement was in effect during the entire year. For more information on these employment agreements, please see "—Executive Compensation and Other Information—Employment Agreements" below.

Tax and Accounting Considerations

        The Board and the Compensation Committee are aware of the potential effects of Section 162(m) of the Code on the compensation paid to the Company's executive officers. Section 162(m) generally disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the company's Chief Executive Officer and the next three most highly compensated executive officers (specifically excluding the Chief Financial Officer) unless compensation is "qualified performance-based compensation." Prior to the Company's initial public offering, the Board did not take the deductibility limit imposed by Section 162(m) into consideration in setting compensation. The Compensation Committee may, where reasonably practicable and desired from time to time by the Committee, seek to qualify the variable compensation paid to the Company's executive officers for an exemption from the deductibility limitations of Section 162(m). However, the Compensation Committee may also, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate, including to attract, retain and/or motivate executive talent. Moreover, even if the Company intends to grant compensation that qualifies as "qualified performance-based compensation" for purposes of Section 162(m), the Company cannot guarantee that such compensation will so qualify or ultimately will be deductible.

Stock Ownership Guidelines

        In an effort to align the compensation interests of the Company's directors and executive officers with the long-term investment interests of the Company's stockholders, the Board adopted stock ownership guidelines for the Company's directors and executive officers. Under the stock ownership guidelines, the Company's directors and executive officers are required to hold the following values in the form of Company stock within five years of becoming a director or executive officer:

  •
  Directors—four times the value of their annual cash retainers;

  •
  President and Chief Executive Officer—six times his annual base salary; and

  •
  Chief Financial Officer and Executive Vice Presidents—three times their annual base salaries.

        If an executive officer's ownership requirement increases because of a change in title or if a new executive officer or director is added, the five-year period to achieve the stock ownership requirement begins in January of the year following the year in which the officer's title changed or the new officer or director began service. In addition, if a director's employment or business affairs preclude him from participating in the Company's equity awards or if he is prohibited from personally acquiring the

Company's stock, the guideline will not apply to that director. As of December 31, 2014, the five-year phase-in period was still in effect, so not all of the Company's directors and executive officers were yet in compliance with these stock ownership guidelines. The Compensation Committee reviewed the stock ownership guidelines during 2014, but no changes were made.

Anti-Hedging and Clawback Policies

        In August 2013, the Company amended its insider trading policy to include an anti-hedging policy and adopted a separate clawback policy. The insider trading policy now expressly bars ownership of financial instruments or participation in investment strategies that hedge the economic risk of owning the Company's stock. The Company also prohibits officers and directors from pledging the Company's securities as collateral for loans.

        The Company's clawback policy provides that the Company may recover incentive-based compensation (either short-term or long-term) that was paid to certain officers of the Company, including the named executive officers, in the event that the Company is required to prepare an accounting restatement due to the Company's material non-compliance with any financial reporting requirement under the U.S. federal securities laws and the executive is determined to have willfully committed an act of fraud, dishonesty or recklessness in the performance of his duties that contributed to the non- compliance that resulted in the obligation to prepare a restatement. The recovery period under the Company's clawback policy expires 36 months after the payment of incentive-based compensation to the executive.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

        The following table sets forth compensation information for 2014, 2013 and 2012, as applicable, for the Company's President and Chief Executive Officer, the Company's Chief Financial Officer, and the Company's General Counsel. Amounts reported for Messrs. Bedford and Doolan are converted from Canadian dollars using the 2014 average exchange rate of CAD$1.00:USD$0.90.

2014 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Geoffrey R. Bedford	2014	600,263	—	1,277,661	—	240,105	12,124	2,130,153
President and Chief	2013	397,085	—	1,113,640	—	123,507	12,520	1,646,752
Executive Officer(1)	2012	219,853	2,141,409	—	—	—	12,880	2,374,142
Michael F. Doolan	2014	384,615	—	472,678	—	100,000	12,124	969,417
Executive Vice President	2013	403,536	—	1,136,997	—	66,991	12,520	1,620,044
and Chief Financial Officer	2012	233,594	2,084,508	—	—	—	13,264	2,331,366
Kevin W. Johnson	2014	390,000	—	471,867	—	111,150	10,698	983,715
Executive Vice President and General Counsel	2013	333,718	—	685,088	—	96,940	15,598	1,131,344

(1)
Mr. Bedford was promoted from the position of Executive Vice President and Chief Operating Officer to President and Chief Executive Officer in December 2013. He also joined the Board of Directors of the Company in December 2013. He was the Company's Executive Vice President of Rare Earths and Magnetics from June 2012 to March 2013.

(2)
The amounts reported in this column for 2014 reflect the aggregate grant date fair value, computed in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or

  ASC, Topic 718, of stock awards granted during 2014, consisting of the value of the RSUs and PBRSUs granted on March 5, 2014 to Messrs. Bedford, Doolan and Johnson, which awards are further described in the 2014 Grants of Plan-Based Awards Table below. PBRSU awards are reported for purposes of this column based on probable outcome of the applicable performance conditions. If the PBRSU awards were instead earned based on maximum performance, the value of such awards would be as follows: Mr. Bedford, $990,003; Mr. Doolan, $366,256; and Mr. Johnson, $365,627. The Company notes that these reported values may not reflect amounts actually earned by the named executive officers for their RSU and/or PBRSU awards. The Average Closing Price for the grant date of March 5, 2014 was $5.30. Assumptions used in the calculation of the amounts reported in this table are included in Note 18 to the financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

(3)
The amounts reported in this column for 2014 reflect cash amounts earned by the named executive officers under the 2014 annual incentive program in settlement of 2014 award opportunities. See "Compensation Discussion and Analysis—Analysis of 2014 Executive Compensation Program Decisions and Actions—2014 Annual Incentive Program Awards" for more information on the 2014 annual incentive program.

(4)
The amounts reported in this column for 2014 consist of:

•
for Mr. Bedford, contribution by the Company under the Canadian Group Retirement Savings Plan of $10,982 and a life insurance premium of $1,142;

•
for Mr. Doolan, contribution by the Company under the Canadian Group Retirement Savings Plan of $10,982 and a life insurance premium of $1,142; and

•
for Mr. Johnson, contribution by the Company under the Company's 401(k) plan of $10,400 and a life insurance premium of $298.

2014 GRANTS OF PLAN-BASED AWARDS TABLE

        The following table sets forth information with respect to non-equity and equity incentive plan awards and other plan-based awards granted to the Company's named executive officers during 2014.

										All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)
				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards					Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
			Date of Compensation Committee Approval
Name	Grant Date			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mr. Bedford	—	(1)	—	—	600,263	1,200,526	—	—	—	—	—	—	—
	3/5/2014	(2)	02/27/2014	—	—	—	—	—	—	124,528	—	—	617,659
	3/5/2014	(3)	02/27/2014	—	—	—	19,840	132,265	198,398	—	—	—	660,002
Mr. Doolan	—	(1)	—	—	250,000	500,000	—	—	—	—	—	—	—
	3/5/2014	(2)	02/27/2014	—	—	—	—	—	—	46,070	—	—	228,507
	3/5/2014	(3)	02/27/2014	—	—	—	7,340	48,932	73,398	—	—	—	244,171
Mr. Johnson	—	(1)	—	—	234,000	468,000	—	—	—	—	—	—	—
	3/5/2014	(2)	02/27/2014	—	—	—	—	—	—	45,991	—	—	228,115
	3/5/2014	(3)	02/27/2014	—	—	—	7,327	48,848	73,272	—	—	—	243,752

(1)
The awards reported in this row reflect the named executive officer's 2014 annual incentive program opportunities established in February 2014. Amounts for Messrs. Bedford and Doolan are converted using the 2014 average rate of $1.00 CAN:$0.905 USD. For Messrs. Bedford, Doolan and Johnson, the target values are equal to 100%, 65% and 60%, respectively, of their actual base salary rate for 2014, and the threshold and maximum values are equal to 50% and 200%, respectively, of the target value for each officer. The amounts actually earned by these named executive officers for 2014 for this award are included in the "Non-Equity Incentive Plan Compensation" column of the 2014 Summary Compensation Table above. See "Compensation Discussion and Analysis—Analysis of 2014 Executive Compensation Program Decisions and Actions—2014 Annual Incentive Program Awards" above for additional information about the 2014 annual incentive program.

(2)
The awards reported in these rows reflect the RSU grants under the 2010 Plan made to Messrs. Bedford, Doolan and Johnson in March 2014. See "Compensation Discussion and Analysis—Analysis of 2014 Executive Compensation Program Decisions and Actions—2014 Equity Awards" above for additional information about this equity award.

(3)
The awards reported in these rows reflect the threshold, target and maximum award opportunities for PBRSUs covering the January 1, 2014 through December 31, 2016 performance period granted under the 2010 Plan to Messrs. Bedford, Doolan and Johnson in March 2014. See "Compensation Discussion and Analysis—Analysis of 2014 Executive Compensation Program Decisions and Actions—2014 Equity Awards" for additional information about this equity award.

(4)
Amounts disclosed in this column for equity awards are computed in accordance with FASB ASC Topic 718.

  Employment Agreements

        During 2014, the Company entered into an employment agreement with Mr. Johnson. Molycorp Canada was party to an employment agreement with Mr. Bedford and entered into an employment agreement with Mr. Doolan. These agreements are described below.

        Employment Agreement with Mr. Bedford.    On December 2, 2013, Molycorp Canada entered into an employment agreement with Mr. Bedford (which is referred to as the Bedford Agreement), which sets forth the terms of his compensation as President and Chief Executive Officer of the Company. The initial term of the Bedford Agreement commenced on December 2, 2013 and expires on March 31, 2017. The Bedford Agreement will then continue to renew for additional one-year terms (or Additional One-Year Terms) unless either party delivers a written notice of an intent not to renew the Bedford Agreement at least ninety days before the beginning of the end of the initial term or each Additional One-Year Term. However, in the event of a change of control (as defined in the Bedford Agreement), the term will be extended for a period of 24 months from the date of such change of control.

        The Bedford Agreement provides for an initial base salary of $600,000 (to be paid in Canadian dollars), which may be increased during the term at the discretion of the Company. Mr. Bedford is also entitled to participate in any long-term or short-term cash bonus programs that the Company adopts or maintains for the Company's senior executives and will be assigned a target bonus in respect of the short-term cash bonus program of no less than 100% of his base salary, with the payment conditions for such bonus to be established by the Board of Directors. In addition, he is eligible to participate in the Company's long-term incentive program at a target level of not less than 220% of his base salary, with the payment conditions for such awards to be established by the Board of Directors. Mr. Bedford is also entitled to participate in the health, welfare and retirement benefit programs provided to the Company's senior executives.

        For a period of one year after Mr. Bedford's employment terminates for any reason, he will not directly or indirectly engage in any business that competes with the Company or its affiliates. In addition, Mr. Bedford is prohibited during the same time period from soliciting, influencing or inducing any employee of the Company or its affiliates to leave his employment or disrupting the relationship between the Company and any of its consultants, agents, representatives or vendors.

        If the Bedford Agreement is terminated by Molycorp Canada without Cause or by Mr. Bedford for Good Reason (as such initially capitalized terms are defined below), subject to a release requirement, Mr. Bedford will be entitled to severance payments and other benefits, which include the following:

  •
  Continued payment of his base salary in installments for one year plus one additional month for every full year of service with Molycorp Canada, the Company, and Neo Material Technologies Inc. since July 1999, not to exceed 24 months (or Severance Period);

  •
  A lump sum cash payment consisting of one times his target annual bonus opportunity for the year of termination;

  •
  Pro-rata portions of each time-based equity award and each performance-based equity award that is outstanding as of the termination date; and

  •
  Continued coverage under the medical and dental plans of Molycorp Canada for the Severance Period.

        If Mr. Bedford's employment is terminated without Cause or by Mr. Bedford for Good Reason within two years following a change of control (as defined in the Bedford Agreement), he will receive the payments and other benefits set forth above, except that the lump sum cash payment will equal two times his target annual bonus opportunity for the year of termination, the terms of the outstanding equity awards will continue to govern, and health and dental coverage will continue for two years after the termination of employment. If Mr. Bedford's employment is terminated without Cause after the term of the Bedford Agreement is not renewed by Molycorp Canada, then Mr. Bedford will generally be entitled to receive severance benefits as set forth in the Company's severance plan as in effect at the time Mr. Bedford signed his employment agreement in addition to pro-rata vesting of each time-based equity award and each performance-based equity award that is outstanding as of the termination date.

        Under the Bedford Agreement, "Cause" is defined generally as: (1) willful misconduct or malfeasance relative to Mr. Bedford's duties, or the Company or Molycorp Canada's business; (2) conviction of Mr. Bedford of a crime that results in a sentence of imprisonment or involves theft, embezzlement, dishonesty or breach of securities or financial laws or regulations; or (3) activities by Mr. Bedford (other than those required by law or Company policy) that are materially injurious to the Company or its affiliates or their reputation. Under the Bedford Agreement, "Good Reason" is defined generally as: (1) any materially adverse change in Mr. Bedford's title or any material diminution in his authority, duties, or responsibilities, unless otherwise agreed to in writing by Mr. Bedford; (2) a relocation of Mr. Bedford's principal office in Toronto, Canada to a location that is more than 50 miles from its location as of December 2, 2013, unless otherwise agreed to by Mr. Bedford; or (3) any material decrease in the amount of Mr. Bedford's salary or short-term cash bonus opportunities, unless otherwise agreed to in writing by Mr. Bedford.

        Employment Agreement with Mr. Doolan.    On June 27, 2014, Molycorp Canada entered into an employment agreement with Mr. Doolan (which is referred to as the Doolan Agreement), which sets forth the terms of his compensation as Executive Vice President and Chief Financial Officer of the Company. The initial term of the Doolan Agreement commenced on June 27, 2014 and expires on June 30, 2016. The Doolan Agreement will then continue to renew for additional one-year terms (or Additional One-Year Terms) unless either party delivers a written notice of an intent not to renew the Doolan Agreement at least ninety days before the beginning of the end of the initial term or each Additional One-Year Term. However, in the event of a change of control (as defined in the Doolan Agreement), the term will be extended for a period of 24 months from the date of such change of control.

        The Doolan Agreement provides for an initial base salary of $384,615 (to be paid in the Canadian dollar equivalent of $425,000), which may be increased during the term at the discretion of the Company. Mr. Doolan is also entitled to participate in any long-term or short-term cash bonus programs that the Company adopts or maintains for the Company's senior executives and will be assigned a target bonus in respect of the short-term cash bonus program of no less than 65% of his base salary, with the payment conditions for such bonus to be established by the Board of Directors. In addition, he is eligible to participate in the Company's long-term incentive program at a target level of not less than 125% of his base salary, with the payment conditions for such awards to be established by the Board of Directors. Mr. Doolan is also entitled to participate in the health, welfare and retirement benefit programs provided to the Company's senior executives.

        For a period of one year after Mr. Doolan's employment terminates for any reason, he will not directly or indirectly engage in any business that competes with the Company or its affiliates. In addition, Mr. Doolan is prohibited during the same time period from soliciting, influencing or inducing any employee of the Company or its affiliates to leave his employment or disrupting the relationship between the Company and any of its consultants, agents, representatives or vendors.

        If the Doolan Agreement is terminated by Molycorp Canada without Cause or by Mr. Doolan for Good Reason (as such initially capitalized terms are defined below), subject to a release requirement, Mr. Doolan will be entitled to severance payments and other benefits, which include the following:

  •
  Continued payment of his base salary in installments for one year plus one additional month for every full year of service with Molycorp Canada, the Company, and Neo Material Technologies Inc. since August 2005, not to exceed 24 months (or Severance Period);

  •
  A lump sum cash payment consisting of one times his target annual bonus opportunity for the year of termination;

  •
  Pro-rata portions of each time-based equity award and each performance-based equity award that is outstanding as of the termination date; and

  •
  Continued coverage under the medical and dental plans of Molycorp Canada for the Severance Period.

        If Mr. Doolan's employment is terminated without Cause or by Mr. Doolan for Good Reason within two years following a change of control (as defined in the Doolan Agreement), he will receive the payments and other benefits set forth above, except that the lump sum cash payment will equal two times his target annual bonus opportunity for the year of termination, the terms of the outstanding equity awards will continue to govern, and health and dental coverage will continue for two years after the termination of employment. If Mr. Doolan's employment is terminated without Cause after the term of the Doolan Agreement is not renewed by Molycorp Canada, then Mr. Doolan will generally be entitled to receive severance benefits as set forth in the Company's severance plan as in effect at the time Mr. Doolan signed his employment agreement in addition to pro-rata vesting of each time-based equity award and each performance-based equity award that is outstanding as of the termination date.

        Under the Doolan Agreement, "Cause" is defined generally as: (1) willful misconduct or malfeasance relative to Mr. Doolan's duties, or the Company or Molycorp Canada's business; (2) conviction of Mr. Doolan of a crime that results in a sentence of imprisonment or involves theft, embezzlement, dishonesty or breach of securities or financial laws or regulations; or (3) activities by Mr. Doolan (other than those required by law or Company policy) that are materially injurious to the Company or its affiliates or their reputation. Under the Doolan Agreement, "Good Reason" is defined generally as: (1) any materially adverse change in Mr. Doolan's title or any material diminution in his authority, duties, or responsibilities, unless otherwise agreed to in writing by Mr. Doolan; (2) a relocation of Mr. Doolan's principal office in Toronto, Canada to a location that is more than 50 miles from its location as of June 27, 2014, unless otherwise agreed to by Mr. Doolan; or (3) any material decrease in the amount of Mr. Doolan's salary or short-term cash bonus opportunities, unless otherwise agreed to in writing by Mr. Doolan.

        Employment Agreement with Mr. Johnson.    On June 27, 2014, the Company entered into an amended and restated employment agreement with Mr. Johnson (which is referred to as the Johnson Agreement), which sets forth the terms of his compensation as Executive Vice President and General Counsel of the Company. The initial term of the Johnson Agreement commenced on June 27, 2014 and expires on June 30, 2016. The Johnson Agreement will then continue to renew for additional one-year terms (or Additional One-Year Terms) unless either party delivers a written notice of an intent not to renew the Johnson Agreement at least ninety days before the beginning of the end of the initial term or each Additional One-Year Term. However, in the event of a change of control (as defined in the Johnson Agreement), the term will be extended for a period of 24 months from the date of such change of control.

        The Johnson Agreement provides for an initial base salary of $390,000 which may be increased during the term at the discretion of the Company. Mr. Johnson is also entitled to participate in any long-term or short-term cash bonus programs that the Company adopts or maintains for the Company's senior executives and will be assigned a target bonus in respect of the short-term cash bonus program of no less than 60% of his base salary, with the payment conditions for such bonus to be established by the Board of Directors. In addition, he is eligible to participate in the Company's long-term incentive program at a target level of not less than 125% of his base salary, with the payment conditions for such awards to be established by the Board of Directors. Mr. Johnson is also entitled to participate in the health, welfare and retirement benefit programs provided to the Company's senior executives.

        For a period of one year after Mr. Johnson's employment terminates for any reason, he will not directly or indirectly engage in any business that competes with the Company or its affiliates. In addition, Mr. Johnson is prohibited during the same time period from soliciting, influencing or inducing any employee of the Company or its affiliates to leave his employment or disrupting the relationship between the Company and any of its consultants, agents, representatives or vendors.

        If the Johnson Agreement is terminated by the Company without Cause or by Mr. Johnson for Good Reason (as such initially capitalized terms are defined below), subject to a release requirement, Mr. Johnson will be entitled to severance payments and other benefits, which include the following:

  •
  Continued payment of his base salary in installments for one year plus one additional month for every full year of service with the Company since July 2011, not to exceed 24 months;

  •
  A lump sum cash payment consisting of one times his target annual bonus opportunity for the year of termination;

  •
  Pro-rata portions of each time-based equity award and each performance-based equity award that is outstanding as of the termination date; and

  •
  Continued coverage under the medical plans of the Company for up to 18 months.

        If Mr. Johnson's employment is terminated without Cause or by Mr. Johnson for Good Reason within two years following a change of control (as defined in the Johnson Agreement), he will receive the payments and other benefits set forth above, except that the lump sum cash payment will equal two times his target annual bonus opportunity for the year of termination, the terms of the outstanding equity awards will continue to govern, and medical benefits will continue for up to 18 months after the termination of employment. If Mr. Johnson's employment is terminated without Cause after the term of the Johnson Agreement is not renewed by the Company, then Mr. Johnson will generally be entitled to receive severance benefits as set forth in the Company's severance plan as in effect at the time Mr. Johnson signed his employment agreement in addition to pro-rata vesting of each time-based equity award and each performance-based equity award that is outstanding as of the termination date.

        Under the Johnson Agreement, "Cause" is defined generally as: (1) willful misconduct or malfeasance relative to Mr. Johnson's duties, or the Company's; (2) conviction of Mr. Johnson of a crime that results in a sentence of imprisonment or involves theft, embezzlement, dishonesty or breach of securities or financial laws or regulations; or (3) activities by Mr. Johnson (other than those required by law or Company policy) that are materially injurious to the Company or its affiliates or their reputation. Under the Johnson Agreement, "Good Reason" is defined generally as: (1) any materially adverse change in Mr. Johnson's title or any material diminution in his authority, duties, or responsibilities, unless otherwise agreed to in writing by Mr. Johnson; (2) a relocation of Mr. Johnson's principal office in Greenwood Village, Colorado to a location that is more than 50 miles from its location as of June 27, 2014, unless otherwise agreed to by Mr. Johnson; or (3) any material decrease in the amount of Mr. Johnson's salary or short-term cash bonus opportunities, unless otherwise agreed to in writing by Mr. Johnson.

OUTSTANDING EQUITY AWARDS AT 2014 FISCAL YEAR-END TABLE

        The following table provides information about outstanding equity awards for each of the Company's named executive officers as of December 31, 2014.

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Mr. Bedford	5/13/2013	—	—	—	—	49,367	43,443	—	—
	5/13/2013	—	—	—	—	—	—	8,511	7,490
	5/13/2013	—	—	—	—	38,465	33,849	—	—
	5/13/2013	—	—	—	—	—	—	2,211	1,946
	3/5/2014	—	—	—	—	124,528	109,585	—	—
	3/5/2014	—	—	—	—	—	—	19,840	17,459
Mr. Doolan	5/13/2013	—	—	—	—	49,367	43,443	—	—
	5/13/2013	—	—	—	—	—	—	8,511	7,490
	5/13/2013	—	—	—	—	40,869	35,965	—	—
	5/13/2013	—	—	—	—	—	—	2,349	2,067
	3/5/2014	—	—	—	—	46,070	40,542	—	—
	3/5/2014	—	—	—	—	—	—	7,340	6,459
Mr. Johnson	2/28/2012	—	—	—	—	2,586	2,276	—	—
	5/13/2013	—	—	—	—	45,709	40,224	—	—
	5/13/2013	—	—	—	—	—	—	7,881	6,935
	3/5/2014	—	—	—	—	45,991	40,472	—	—
	3/5/2014	—	—	—	—	—	—	7,327	6,448

(1)
These amounts were calculated based on $0.88 per share, which was the closing price of the Company's common stock on December 31, 2014.

(2)
These RSUs will vest in full on the third anniversary of the grant date, subject generally to continued employment by the recipient during the three-year period following the grant date, and also subject to certain exceptions described in the award agreement for the RSUs.

(3)
These PBRSUs, reported at threshold levels, will vest between 0% and 150% of the target PBRSUs upon the completion of a three-year performance period, subject generally to the achievement of specified relative performance and continued employment by the recipient during the performance period, and also subject to certain exceptions described in the award agreement for the PBRSUs.

 2014 OPTION EXERCISES AND STOCK VESTED TABLE

Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Mr. Bedford	—	—
Mr. Doolan	—	—
Mr. Johnson	835	2,146

(1)
Computed by multiplying the number of restricted shares vesting by the closing price of a share of the Company's common stock on the applicable date of vesting.

  Retirement Plans

        The Company's U.S.-based named executive officer is eligible to participate in the Company's tax-qualified Molycorp Minerals, LLC 401(k) Plan on the same basis as other U.S.-based employees under the plan. Each year, the Company makes a safe-harbor matching contribution to each participant's account in an amount equal to 100% of each participant's contribution during the plan year up to 3% of a participant's eligible compensation, plus 50% of the participant's contribution during the plan year between 3% and 5% of a participant's eligible compensation. The Company may also make two additional types of contributions to each participant's account. First, the Company may make non-elective discretionary contributions where the Company contributes to a participant's account an amount equal to 4% of the participant's eligible compensation. Second, the Company may make discretionary profit-sharing contributions where the Company may contribute to a participant's account an amount equal to a percentage of the participant's eligible compensation that the Company determines each year up to 4% of the participant's eligible compensation. For 2014, the Company made safe-harbor matching contributions, but did not make any non-elective discretionary or discretionary profit-sharing contributions to the retirement plan.

        Our Canadian-based named executive officers are eligible to participate in the Canadian Group Retirement Savings Plan where the Company makes a matching contribution to their accounts equal to 100% of their contribution, limited to 5.0% of their eligible compensation. The 2014 Summary Compensation Table above reflects the actual dollar amounts contributed to the Company's retirement plans on each named executive officer's behalf in the "All Other Compensation" column.

  Nonqualified Deferred Compensation

        The following table reflects the amounts credited under the Company's MICP on behalf of the Company's named executive officer who resides in the U.S. The Company does not maintain any other nonqualified deferred compensation plan.

2014 NONQUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings/ (Losses) in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(2)
Mr. Bedford(1)	—	—	—	—	—
Mr. Doolan(1)	—	—	—	—	—
Mr. Johnson	—	—	414	—	6,092

(1)
Messrs. Bedford and Doolan, as residents of Canada, do not qualify to participate in the MICP.

(2)
None of the amount reported in this column has previously been reported in prior years' Summary Compensation Tables.

        On April 1, 2009, the Company established the MICP, which is a nonqualified deferred compensation plan for the purpose of providing deferred compensation benefits for a select group of management or highly compensated U.S. employees. Under the MICP, a participant may defer his base salary and any bonus, commission or other extraordinary compensation that is supplemental to the participant's base salary and is dependent upon achievement of individual or Company performance goals. Participants may also defer the receipt of any shares subject to RSUs granted under the 2010 Plan. In addition, if a participant elects to defer any of the cash portion of the bonus he or she earns under the annual incentive program, he or she may convert a percentage of that cash portion into RSUs (the Converted RSUs), which are credited to his account under the plan. If a participant converts any of his cash bonus into RSUs, then the Company will credit his or her account with Matching RSUs at an amount equal to 25% of the number of Converted RSUs. Converted RSUs are immediately vested. However, any Matching RSUs credited to a participant's account will vest on the third anniversary of the date of grant of the Matching RSUs, so long as the participant remains in the Company's continuous employ or retires prior to the vesting date.

        Under the MICP, the Company establishes for each participant a cash account to which the Company credits any cash deferrals the participant elects, as well as any fractional balance of Converted RSUs or Matching RSUs that are converted into cash, an RSU account to which the Company credits any deferrals elected with respect to RSUs, an RSU account to which the Company credits any deferrals elected with respect to Converted RSUs, and a matching RSU account to which the Company credits any Matching RSUs credited to the participant. Participants may elect to have their cash accounts paid in a lump-sum or over a fixed schedule. Participants may also elect to have their accounts paid on a specified future date, upon their separation from service or upon the earlier of the two. Accounts are automatically paid out, or begin paying out, upon the participant's death or disability, or upon a change of control of the Company. In May 2011, the MICP was amended to allow participants to make a mid-year deferral election with respect to performance-based awards granted to the participant in accordance with the provisions of Internal Revenue Code Section 409A. The MICP was subsequently amended in anticipation of the acquisition of Neo Materials to reflect this acquisition.

        From time to time, the Compensation Committee may make discretionary contributions to a participant's MICP account, which is used to reward the participant for achievement of superior operating performance. Participants are always fully vested in any discretionary contribution credited to his account. The Company intends for the MICP to constitute an unfunded plan for purposes of the Employee Retirement Income Security Act of 1974, as amended. As mentioned above, no discretionary contributions were made to the MICP in 2014.

        During 2014, only Mr. Johnson was eligible to participate in the deferral programs mentioned above, but no deferrals or discretionary contributions were made.

        Effective December 31, 2014, participation in the MICP was suspended.

  Potential Payments upon Termination or Change of Control

        The Company has entered into certain agreements and the Company maintains certain plans or programs that will require the Company to provide compensation and other benefits to the named executive officers in the event of such executive's termination of employment under certain circumstances or a change of control of the Company occurring during the executive's term of employment.

        The following table sets forth the amounts payable to each named executive officer, if such executive's employment had terminated under different scenarios, and/or a change of control of the Company had occurred, on December 31, 2014.

        The Company maintains a Severance Pay Plan for Management Employees, which plan covers the Company's named executive officers if and when they are no longer parties to employment agreements with the Company. The plan was amended on March 7, 2013 to reduce the minimum benefit for terminations of employment covered under the plan and provide credit for service at any entity that the Company has acquired or will acquire in the future. Under the amended version of the Severance Pay Plan, if the Company terminates the named executive's employment without cause or if the executive terminates his employment for good reason, and such termination does not occur within the twenty-four month period following a change of control of the Company, the cash severance is in an amount equal to the greater of (1) two times the executive's weekly base pay times the executive's years of service and (2) thirteen times the executive's weekly base pay (capped at fifty-two times the executive's weekly base pay). Under the Severance Pay Plan, if the Company terminates the named executive officer's employment without cause or if the named executive officer terminates his employment for good reason, and such termination occurs within the twenty-four month period following a change of control of the Company, the cash severance is in an enhanced amount equal to the greater of (1) two times the executive's weekly base pay times the executive's years of service and (2) thirty-nine times the executive's weekly base pay (capped at fifty-two times the executive's weekly base pay).

        For specific information on the post-termination or change of control payments and benefits to be provided to the named executive officers under the terms of their employment agreements in effect as of December 31, 2014, see "Executive Compensation and Other Information-Employment Agreements" above.

        The table below does not include certain payments or benefits that do not discriminate in favor of the Company's named executive officers and that generally would be available to any salaried employee of the Company or its operating subsidiaries upon termination of employment, or upon a change of control of the Company. Except as otherwise expressly indicated, the amounts set forth in the following table do not represent the actual sums a named executive officer would receive if his employment were terminated or there were a change of control of the Company. Rather, the amounts below generally represent only estimates, based upon assumptions described in the footnotes to the table, of certain payments and benefits that the named executive officers who were employed by the Company or any of its subsidiaries on December 31, 2014 would have been entitled to receive had any of the identified events occurred on such date. Moreover, for all of the named executive officers, the amounts set forth in the table necessarily are based upon the benefit plans and agreements that were in effect as of December 31, 2014. Payments which the Company may make in the future upon an employee's termination of employment or upon a change of control of the Company will be based upon benefit plans and agreements in effect at that time, and the terms of any such future plans and agreements may be materially different than the terms of the Company's benefit plans and agreements as of December 31, 2014.

Potential Payments Upon Termination of Employment and/or a Change of Control Table

Name	Benefits and Payments	Voluntary Termination	Retirement	Without Cause or Good Reason Termination(1)	Without Cause or Good Reason Termination (Change of Control)(2)	For Cause Termination	Termination due to Death or Disability	Change of Control(3)
Mr. Bedford	Cash Severance(4)	0	0	1,800,000	2,400,000	0	0	0
	Unvested RSUs(5)	0	0	72,363	186,877	0	186,877	186,877
	Unvested PBRSUs(6)	0	0	80,733	179,296	0	80,733	179,296
	Continued Health Benefits(7)	0	0	10,356	10,356	0	0	0

	TOTAL:	$0	$0	$1,963,453	$2,776,530	$0	$267,610	$366,173
Mr. Doolan	Cash Severance(8)	0	0	858.974	$1,108,974	0	0	0
	Unvested RSUs(5)	0	0	54,475	119,949	0	119,949	119,949
	Unvested PBRSUs(6)	0	0	56,829	106,774	0	56,829	106,774
	Continued Health Benefits(7)	0	0	8,199	8,199	0	0	0

	TOTAL:	$0	$0	$978,477	$1,343,896	$0	$176,779	$226,723
Mr. Johnson	Cash Severance(9)	$0	$0	721,500	955,500	0	0	0
	Unvested RSUs(5)	$0	$0	35,246	82,972	0	82,972	82,972
	Unvested PBRSUs(6)	$0	$0	45,152	89,221	0	45,152	89,221
	Continued Health Benefits(7)	$0	$0	18,442	18,442	0	0	0

	TOTAL:	$0	$0	$820,339	$1,146,134	$0	$128,123	$172,192

(1)
The amounts in this column are based on the assumption that, on December 31, 2014, the executive was terminated by the Company without cause or the executive terminated his employment with the Company for good reason, and such termination did not occur within the 24-month period following a change of control of the Company. In addition, these amounts assume all accrued base salary, benefits and vacation, including then unused accrued vacation, have been paid.

(2)
The amounts in this column with respect to cash severance are based on the assumption that, on December 31, 2014, the executive was terminated by the Company without cause or the executive terminated his employment with the Company for good reason and such termination occurred during the 24-month period following a change of control. The amounts in this column with respect to RSUs and PBRSUs are based on the assumption that, on December 31, 2014, a change of control of the Company occurred, the RSUs were assumed in connection with the change of control, and that the executive's employment was terminated without cause or that the executive terminated his employment for good reason within two years after the change of control. In addition, these amounts assume all accrued base salary, benefits and vacation, including then unused accrued vacation, have been paid and that none of the outstanding RSU or PBRSU awards are assumed, continued or replaced in connection with the change of control, so such awards were accelerated at the time of the change of control.

(3)
The amounts in this column are based on the assumption that a change of control of the Company occurred on December 31, 2014, that the RSUs and PBRSUs were not assumed in connection with the change of control, and that the executive's employment continued after such date. These amounts are also included in the column to which footnote two applies and should not be double-counted in that regard.

(4)
Reported amounts were calculated pursuant to the terms of Mr. Bedford's employment agreement in effect on December 31, 2014. Under the Bedford Agreement, if Molycorp Canada terminates his employment without cause or if the executive terminates his employment for good reason, and such termination does not occur within the 24-month period following a change of control of the Company, the cash severance is in an amount equal to one times his base salary in effect on December 31, 2014 plus one additional month for every full year of service with the Company, Molycorp Canada and Neo Material Technologies Inc. (up to a total of two years of base salary—for Mr. Bedford, this amount is two years) and one times his target incentive amount under the 2014 annual incentive program. Under the Bedford Agreement, if Molycorp Canada terminates Mr. Bedford's employment without cause or if he terminates his employment for good reason, and such termination occurs within the 24-month period following a change of control of the Company, the cash severance is in an enhanced amount equal to one times his base salary in effect on December 31, 2014 plus one additional month for every full year of service with the Company, Molycorp Canada and Neo Material Technologies Inc. (up to a total of two years of base salary—for Mr. Bedford, this amount is two years) and two times his target incentive amount under the 2014 annual incentive program.

(5)
Reported amounts consist of the value of the nonforfeitability of unvested time-based RSUs, based on the Company's closing stock price on December 31, 2014 of $0.88 per share, assuming such awards are not assumed, continued or replaced in connection with a change of control

(6)
Reported amounts consist of the value of the nonforfeitability of unvested PBRSUs (assuming target performance for the performance period), based on the Company's closing stock price on December 31, 2014 of $0.88 per share. Payouts for termination without cause or termination due to death or disability assume a pro-rata payout at target based on the portion of the performance period during which the officer was employed (and the execution of a release of claims for retirement or termination without cause). Payouts for scenarios involving a change of control assume full payout for the PBRSUs at target and that the PBRSUs are not assumed, continued or replaced in connection with a change of control.

(7)
These amounts reflect up to two years of continued health and welfare benefits as provided for in the employment agreements for Messrs. Bedford, Doolan and Johnson.

(8)
Reported amounts were calculated pursuant to the terms of Mr. Doolan's employment agreement in effect on December 31, 2014. Under the Doolan Agreement, if Molycorp Canada terminates his employment without cause or if the executive terminates his employment for good reason, and such termination does not occur within the 24-month period following a change of control of the Company, the cash severance is in an amount equal to one times his base salary in effect on December 31, 2014 plus one additional month for every full year of service with the Company, Molycorp Canada and Neo Material Technologies Inc. (up to a total of two years of base salary—for Mr. Doolan, this amount is one year and seven months) and one times his target incentive amount under the 2014 annual incentive program. Under the Doolan Agreement, if Molycorp Canada terminates Mr. Doolan's employment without cause or if he terminates his employment for good reason, and such termination occurs within the 24-month period following a change of control of the Company, the cash severance is in an enhanced amount equal to one times his base salary in effect on December 31, 2014 plus one additional month for every full year of service with the Company, Molycorp Canada and Neo Material Technologies Inc. (up to a total of two years of base salary—for Mr. Doolan, this amount is one year and seven months) and two times his target incentive amount under the 2014 annual incentive program.

(9)
Reported amounts were calculated pursuant to the terms of Mr. Johnson's employment agreement in effect on December 31, 2014. Under the Johnson Agreement, if the Company terminates his employment without cause or if the executive terminates his employment for good reason, and such termination does not occur within the 24-month period following a change of control of the Company, the cash severance is in an amount equal to one times his base salary in effect on December 31, 2014 plus one additional month for every full year of service with the Company (up to a total of two years of base salary—for Mr. Johnson, this amount is one year and three months) and one times his target incentive amount under the 2014 annual incentive program. Under the Johnson Agreement, if the Company terminates Mr. Johnson's employment without cause or if he terminates his employment for good reason, and such termination occurs within the 24-month period following a change of control of the Company, the cash severance is in an enhanced amount equal to one times his base salary in effect on December 31, 2014 plus one additional month for every full year of service with the Company (up to a total of two years of base salary—for Mr. Johnson, this amount is one year and three months) and two times his target incentive amount under the 2014 annual incentive program.

2014 Director Compensation

        The following table sets forth information with respect to the compensation paid by the Company to each of the Company's non-employee directors (in other words, excluding Mr. Bedford) during 2014:

2014 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Russell D. Ball	42,000	75,719	117,719
Brian T. Dolan	79,000	65,226	144,226
John Graell Moore	42,038	65,226	107,264
Charles R. Henry	77,000	65,226	142,226
James J. Jackson	57,750	65,226	122,976
Constantine E. Karayannopoulos	370,000	65,226	435,226
Mark S. Kristoff	—	76,780	76,780
Alec Machiels	—	—	—
Michael Schwarzkopf	42,038	65,226	107,264

(1)
The following portions of the fees listed in this column for the following directors were deferred into RSUs under the NEDDCP: Mr. Ball, $42,000; and Mr. Kristoff, $46,242.

(2)
The amounts reported in this column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of stock awards granted during 2014, which grants consisted of, with respect to the applicable director, the following amounts:

•
Mr. Ball: $65,226 in value for 25,479 RSUs granted on June 25, 2014 and $10,493 in value for 5,578 Matching RSUs (as described below) acquired in connection with his deferral of director fees;

  •
  Mr. Kristoff: $65,226 in value for 25,479 RSUs granted on June 25, 2014 and $11,554 in value for 3,739 Matching RSUs acquired in connection with his deferral of director fees;

  •
  Mr. Schwarzkopf: $69,994 in value for 10,144 RSUs granted on August 12, 2013; and

  •
  Each of Messrs. Dolan, Graell, Henry, Jackson, Karayannopoulos and Schwarzkopf: $65,226 in value for 25,479 RSUs granted on June 25, 2014.

The non-employee directors had the following unvested stock awards outstanding as of December 31, 2014: Mr. Ball—49,049 RSUs; Mr. Jackson—25,479 RSUs; Mr. Karayannopoulos—38,612 RSUs; Mr. Kristoff—49,335 RSUs; Mr. Schwarzkopf—35,623 RSUs; and Messrs. Dolan, Henry and Graell—40,922 RSUs each.

        In 2014, all non-employee directors were eligible to receive an annual cash retainer in the amount of $70,000 and an annual equity award of time-based RSUs with a value equal to $70,000. The time-based RSUs will generally vest in full on the third anniversary of the grant date, subject to certain exceptions described in the award agreement for the RSUs. In addition, the additional annual cash retainers to be provided to the Board Chairman and Committee Chairmen are listed below:

	Additional Cash Retainer
Chairman of the Board	$75,000	(1)
Audit and Ethics Committee Chairman	$14,000
Compensation Committee Chairman	$9,000
Health, Environment, Safety and Sustainability Committee Chairman	$7,000
Nominating and Corporate Governance Committee Chairman	$7,000

(1)
In April 2014, the Compensation Committee determined that: (a) for a transition period beginning on January 1, 2014, and ending on June 30, 2015 (or Transition Period), it was in the best interests of the Company to have a Board Chair—Mr. Karayannopoulos—that was more actively involved in the business and affairs of the Company in order to assist the newly appointed President and Chief Executive Officer assume his responsibilities and; (b) it was appropriate to increase the additional annual cash retainer in respect of the current Board Chair during the Transition Period for his increased participation in the business and affairs of the Company. An additional annual cash retainer was approved for the current Board Chair of $300,000 for the 2014 calendar year and $150,000 for the period ending June 30, 2015 (or collectively, the Transition Period Cash Retainer), to be paid quarterly in accordance with current Company practice;

        With effect from August 7, 2014, Messrs. Graell, Kristoff and Schwarzkopf elected to have no director fees, either in the form of cash or equity, be paid to them until further notice. No director fees, either in the form of cash or equity, have been paid to Mr. Machiels since he joined the Board.

        On January 13, 2011, the Board, upon recommendation by the Compensation Committee, adopted the NEDDCP, which is a nonqualified deferred compensation plan for the purpose of providing deferred compensation benefits to U.S. members of the Board who are not the Company's employees. Under the NEDDCP, a participant may defer his annual fees and the receipt of any shares subject to RSUs granted under the 2010 Plan. In addition, if a participant elects to defer any of the cash portion of his annual fees, he may convert a percentage of those fees into RSUs, the Converted RSUs, which are credited to his account under the plan. If a participant converts any of his annual fees into RSUs, then the Company will credit his account with Matching RSUs at an amount equal to 25% of the number of Converted RSUs the participant received. Converted RSUs are immediately vested. However, any Matching RSUs credited to a participant's account will vest on the third anniversary of the date of grant of the Matching RSUs, so long as the participant provides continuous service to the Company or retires prior to the vesting date.

        Under the NEDDCP, the Company establishes for each U.S. participant a cash account to which the Company credits any cash deferrals the participant elects, an RSU account to which the Company credits any deferrals elected with respect to RSUs, an RSU account to which the Company credits any deferrals elected with respect to Converted RSUs, and a matching RSU account to which the Company credits any Matching RSUs credited to the participant. Participants may elect to have their cash accounts paid in a lump-sum or over a fixed schedule. Participants may also elect to have their accounts paid on a specified future date, upon their separation from service or upon the earlier of the two. Accounts are automatically paid out, or begin paying out, upon the participant's death or disability, or upon a change of control of the Company.

        Effective December 31, 2014, participation in the NEDDCP was suspended.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis section above and, based on this review, has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the SEC.

  COMPENSATION COMMITTEE

  Brian T. Dolan, Chairman
  Mark S. Kristoff
  Dr. Michael Schwarzkopf

Equity Compensation Plan Information as of December 31, 2014

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights(1)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)		(c)
Equity compensation plans approved by security holders	3,404,683	$48.87	(1)	12,708,002	(2)
Equity compensation plans not approved by security holders	—	—		—
Total	3,404,683	$48.87	(1)	12,708,002	(2)

(1)
Does not take into account restricted stock units, or RSUs, or performance-based RSUs, as those awards do not have an exercise price.

(2)
Reflects 12,549,572 shares available for issuance under the 2010 Equity and Performance Incentive Plan, including for awards other than stock options or stock appreciation rights, such as restricted stock, RSUs, performance shares, performance units or other stock-based awards (performance-based RSUs are reported at target for purposes of this table). Also reflects 158,430 shares available for issuance under Molycorp, Inc. 2012 Employee Stock Purchase Plan. The number of shares reported in this column assumes performance-based RSU awards will be settled at target levels, which may overstate actual expected dilution caused by those awards when actually settled.

 BENEFICIAL OWNERSHIP OF THE COMPANY'S COMMON STOCK

        Set forth in the following table is the beneficial ownership of the Company's common stock as of May 1, 2015 (except as otherwise indicated) held by (i) the Company's directors, principal executive officer, principal financial officer and other most highly compensated executive officer during 2014, (ii) all of the Company's executive officers and directors as a group and (iii) each person who is known to the Company to be the beneficial owner of more than five percent of the Company's common stock. Beneficial ownership has been determined for this purpose in accordance with Rules 13d-3 and 13d-5 under the Exchange Act. Accordingly, the amounts shown in the tables do not purport to represent beneficial ownership for any purpose other than compliance with SEC reporting requirements. For purposes of calculating the percentage of shares of common stock beneficially owned, there were 277,979,529 shares of the Company's common stock outstanding as of May 1, 2015. Except as indicated by the footnotes below, the Company believes, based on the information furnished to it, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own.

	Number of Shares	Percent of Class
Non-Officer Directors
Russell D. Ball(1)	47,912	0.02%
Brian T. Dolan(2)	37,399	0.01%
John Graell	60,000	0.02%
Charles R. Henry(1)(3)	187,908	0.07%
James J. Jackson	7,462	0.00%
Constantine E. Karayannopoulos(2)(3)(4)	219,272	0.08%
Mark S. Kristoff(1)	553,948	0.20%
Alec Machiels	—	—
Dr. Michael Schwarzkopf	—	—
Named Executive Officers
Geoffrey R. Bedford(2)(3)(4)	145,473	0.05%
Michael F. Doolan(2)(3)(4)	67,464	0.02%
Kevin W. Johnson	2,567	0.00%
All directors and executive officers as a group (including the named executive officers) (12 persons)	5,021,472	0.48%
Beneficial Owners of More than 5% of Common Stock
Molibdenos y Metales S.A.(5)	49,478,478	17.80%

*
Less than 1% of common stock.

(1)
Includes the following shares of the Company's common stock issuable upon the exercise of RSUs, each of which represents the right to receive one share of the Company's common stock, that are fully vested and are payable after the person's separation from service as a director or employee of the Company, as applicable: Mr. Ball—33,412 shares; Mr. Henry—122 shares; and Mr. Kristoff—35,360 shares.

(2)
Includes the following shares of the Company's common stock issuable upon the conversion of the Company's 6.00% Convertible Senior Notes due 2017 that are convertible at any time prior to the close of business on the second scheduled trading day immediately preceding September 1, 2017 at an initial conversion rate of 83.3333 shares of common stock per $1,000 principal amount of notes: Mr. Dolan—20,833 shares; Mr. Bedford—12,500 shares; Mr. Doolan—16,666 shares; and Mr. Karayannopoulos—8,333 shares.

(3)
Includes the following shares of the Company's common stock issuable upon the conversion of the 5.50% Convertible Senior Notes due 2018 that are convertible at any time prior to the close of business on the second scheduled trading day immediately preceding February 1, 2018 at an initial conversion rate of 138.8889 shares of common stock per $1,000 principal amount of notes: Mr. Henry—50,693 shares; Mr. Bedford—13,888 shares; Mr. Doolan—13,888 shares; and Mr. Karayannopoulos—13,888 shares.

(4)
Includes the following shares of the Company's common stock issuable upon the exchange of the securities of MCP Exchangeco Inc., a British Columbia subsidiary of the Company. The securities of MCP Exchangeco, Inc. have no expiration date; however, the MCP Exchangeco, Inc. securities are subject to the right of the Company and MCP Callco, Inc., a British Columbia subsidiary of the Company, to (i) call such shares upon an anticipated liquidation, dissolution or winding up of MCP Exchangeco, Inc., or upon certain changes in law, and (ii) redeem such shares on or after the six- year anniversary of their issuance upon the occurrence of certain enumerated events. Mr. Bedford—12,498 shares; Mr. Doolan—11,910 shares; and Mr. Karayannopoulos—18,190 shares (including 3,866 shares held by Mr. Karayannopoulos's wife).

(5)
As reported on Schedule 13D/A filed by Molibdenos Y Metales S.A. on March 10, 2014, includes $20,000,000 principal amount of 5.50% Convertible Senior Notes due 2018, which notes are convertible into 2,777,778 shares of the Company's common stock. The address of Molibdenos y Metales S.A. is Camino Nos a Los Morros 66, San Bernardo, Santiago, Chile.

LEGAL PROCEEDINGS

        In February 2012, a purported class action lawsuit was filed in the Colorado Federal District Court against us and certain of our current and former executive officers alleging violations of the federal securities laws. A Consolidated Class Action Complaint filed on July 31, 2012 also named most of our Board members and some of our stockholders as defendants, along with other persons and entities. On March 31, 2015, the Colorado Federal District Court granted our motion to dismiss that Complaint without prejudice. The plaintiffs have until May 29, 2015 to amend their Complaint. We believe that this lawsuit is without merit, and we intend to vigorously defend ourselves against these claims.

        Certain of our shareholders filed a consolidated stockholder derivative lawsuit purportedly on our behalf against us (as nominal defendant) and certain of our current and former directors, executive officers and shareholders in the Delaware Court of Chancery. A Consolidated Amended Stockholder Derivative Complaint was filed in August 2012. Pursuant to an order dated May 15, 2013, the Delaware Chancery Court stayed this derivative lawsuit pending the outcome of the Colorado class action lawsuit. On October 9, 2013, certain plaintiffs, purportedly on our behalf, filed a Motion to Lift the Stay and for Leave to File an Amended Complaint. Pursuant to a letter opinion dated May 12, 2014, the Delaware Chancery Court granted plaintiffs' motion to file a second consolidated amended derivative complaint. In addition, the Delaware Chancery Court lifted the stay of the action. The plaintiffs filed their Second Consolidated Amended Complaint on May 15, 2014, alleging breaches of fiduciary duty and unjust enrichment, but dropping claims for material misstatements and for trading on material, non-public information. The defendants filed a Motion to Dismiss the Second Consolidated Amended Complaint on July 14, 2014, and oral arguments on the Motion to Dismiss were heard on January 16, 2015. The Delaware Chancery Court's decision on the Motion to Dismiss is pending.

        Two additional shareholder derivative lawsuits were filed purportedly on our behalf against us (as nominal defendant) and certain of our current and former directors, executive officers and shareholders, in the Colorado Federal District Court. These lawsuits allege claims for breach of fiduciary duty, waste of corporate assets, and unjust enrichment based on events in 2011 and 2012. The Colorado Federal District Court dismissed these lawsuits. The plaintiffs filed an appeal of that ruling to the U.S. Court of Appeals for the Tenth Circuit, and the Tenth Circuit remanded these cases back to the Colorado Federal District Court. Subsequently, a different shareholder, purportedly on our behalf, filed a new shareholder derivative lawsuit in the Colorado Federal District Court alleging claims for breach of fiduciary duty, waste of corporate assets, and unjust enrichment based on events during 2011 through 2013. The Colorado Federal District Court sua sponte consolidated this lawsuit with the remanded lawsuits. The plaintiff in the new derivative lawsuit filed a Motion to Vacate the consolidation order. On July 15, 2014, the Colorado Federal District Court ruled that, based on the Second Consolidated Amended Derivative Complaint filed in Delaware Chancery Court, the issues raised in the Colorado derivative cases were sufficiently distinct from the issues set forth in the Delaware derivative lawsuit, and reversed its original order dismissing the lawsuits. In its order, the Colorado Federal District Court left open the opportunity for the defendants to file a motion to stay the Colorado derivative lawsuits pending the resolution of the Colorado class action lawsuit. The motion to say was filed and fully briefed. The Colorado Federal District Court granted the defendants' Motion to Stay all of the Colorado derivative lawsuits pending resolution of the purported Colorado class action lawsuit, and further stayed the new Colorado derivative lawsuit pending resolution of the purported New York class action lawsuit. The Colorado Federal District Court subsequently administratively closed all of the Colorado derivative lawsuits.

        In August 2013, two purported class action lawsuits were filed in the U.S. District Court for the Southern District of New York against us and certain of our current and former executive officers, alleging violations of the federal securities laws. A Consolidated Amended Class Action Complaint, filed on May 19, 2014, also named us and certain of our current and former executive officers. On March 12, 2015, the Federal Court for the Southern District of New York issued an order dismissing the lawsuit with prejudice. On April 1, 2015, the plaintiffs filed a motion for reconsideration of certain portions of the dismissal order. Our response to the reconsideration motion is due May 13, 2015. We believe that this lawsuit is without merit, and we intend to continue to vigorously defend ourselves against these claims.

        The class action and derivative lawsuits described above have not progressed to a point where a reasonably possible range of losses associated with their ultimate outcome can be estimated at this time. If the final resolution of any such litigation or proceedings is unfavorable, our financial condition, operating results and cash flows could be materially affected.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership of such securities with the SEC and the NYSE. Officers, directors and greater than ten percent beneficial owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file.

        Based upon the review of the copies of Section 16(a) forms received by the Company, and upon written representations from reporting persons concerning the necessity of filing a Form 5 Annual Statement of Changes in Beneficial Ownership, the Company believes that, during 2014, all filing requirements applicable to reporting persons were met.

PROPOSAL TWO—RATIFICATION OF APPOINTMENT OF THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CURRENT FISCAL YEAR

        KPMG LLP has been selected by the Audit and Ethics Committee as the principal independent registered public accounting firm for the current fiscal year for the Company and the Company's subsidiaries. The Company's Board recommends a vote for ratification of the appointment of KPMG LLP as the independent registered public accounting firm to audit the books and accounts for the Company and the Company's subsidiaries for the current fiscal year. It is expected that representatives of KPMG LLP will attend the Annual Meeting, with the opportunity to make a statement if they so desire, and, if a representative is in attendance, the representative will be available to answer appropriate questions.

        The appointment of KPMG LLP as the Company's independent registered public accounting firm is not required to be submitted to a vote of the Company's stockholders for ratification. However, the Company's Board believes that obtaining stockholder ratification is a sound governance practice. If the Company's stockholders fail to vote on an advisory basis in favor of the appointment of KPMG LLP, the Audit and Ethics Committee will take such actions as it deems necessary, if any, as a result of such stockholder vote.

Fees Paid to Independent Registered Public Accounting Firms

        The fees billed by the Company's independent registered public accounting firms KPMG LLP ("KPMG") for the year ended December 31, 2014, and PricewaterhouseCoopers LLP ("PwC U.S.") for the year ended December 31, 2013 and PricewaterhouseCoopers LLP (Canada) ("PwC Canada") for the three month period ending March 31, 2014 are as follows (in thousands):

	Fiscal Year Ended December 31
	2014
					2013
			PwC Canada
	KPMG				PwC U.S.
Audit Fees	$2,518	(1)	$256	(5)	$4,338	(6)
Audit-Related Fees	108	(2)	—		324	(7)
Tax Fees	653	(3)	—		—	(8)
All Other Fees	81	(4)	—		5	(9)

Total Accounting Fees and Services	$3,360		$256		$4,667

(1)
Audit Fees for 2014 were for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2014, and the reviews of the interim financial statements included in the Company's Forms 10-Q for the periods ended June 30, 2014 and September 30, 2014, as well as for services provided in connection with statutory and regulatory filings for the year ended December 31, 2014.

(2)
Audit-Related Fees for 2014 related to professional services and advice providing observations on internal control over financial reporting.

(3)
Tax fees represent professional services rendered in connection with tax compliance and tax advisory services related to general tax advisory and transfer pricing services.

(4)
All other fees represent services provided in connection with advice and observations relating to information systems.

(5)
Audit Fees for 2014 were for professional services rendered for the review of the interim financial statements included in the Company's Form 10-Q for the period ended March 31, 2014.

(6)
Audit Fees for 2013 were for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2013, and the reviews of the interim financial statements included in the Company's Forms 10-Q filed during the fiscal years ended December 31, 2013, as well as for services provided in connection with statutory and regulatory filings or engagements and comfort letters in connection with capital raisings by the Company for the 2013 fiscal year.

(7)
Audit-Related Fees for 2013 were for professional services rendered in connection with an attestation engagement in support of a proposed funding transaction and a non monetary contribution to a subsidiary pursuant to local statutory requirements.

(8)
No professional services were rendered for tax compliance, tax advice or tax planning in 2013.

(9)
All Other Fees for 2013 were for fees paid to access a PwC U.S. accounting database and other research materials.

        Except as set forth above and approved by the Audit and Ethics Committee pursuant to the Company's pre-approval policies and procedures, no assurance or related services, tax compliance, tax advice or tax planning services were performed by KPMG or PwC Canada for the Company during the last fiscal year.

Changes in Independent Registered Public Accounting Firm

        On March 19, 2014, the Audit and Ethics Committee approved the appointment of PricewaterhouseCoopers LLP (Canada), referred to in this section as PwC Canada, as the Company's new independent registered public accounting firm beginning with the review of the Company's financial statements for the quarter ending March 31, 2014. On March 19, 2014, the Audit and Ethics Committee also approved the dismissal of PricewaterhouseCoopers LLP (U.S.), referred to in this section as PwC U.S., as the Company's independent registered public accounting firm effective March 19, 2014.

        The audit report of PwC U.S. on the consolidated financial statements of the Company for the years ended and as of December 31, 2013 and 2012 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

        During the fiscal years ended December 31, 2013 and 2012, and the subsequent interim period through March 19, 2014, there were no "disagreements" (as that term is defined in Item 304(a)(1)(iv) and the related instructions of Regulation S-K) between the Company and PwC U.S. However, during such periods, there were "reportable events" (as that term is defined in Item 304(a)(1)(v) of Regulation S-K). The reportable events included a material weakness as described by the Company in Item 9A of the Company's Annual Report on Form 10-K/A for the year ended December 31, 2012, and Annual Report on Form 10-K for the year ended December 31, 2013 and in Item 4 of the Company's Quarterly Report on Form 10-Q/A for the quarterly period ended March 31, 2013, Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2013 and Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2013. This material weakness related to not maintaining a sufficient complement of accounting and financial reporting personnel. In addition, as disclosed in Item 9A of the Company's Annual Report in Form 10-K for the year ended December 31, 2013, there was an additional material weakness related to not designing and maintaining effective controls over restricted access, automated controls and change management activities within a recently implemented ERP system, and certain personnel had the ability to prepare and post journal entries without independent review by someone other than the preparer. PwC U.S.'s report on the effectiveness of the Company's internal control over financial reporting as of December 31, 2013, which was included in the Company's Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on

March 3, 2014, contained an adverse opinion thereon. The Audit and Ethics Committee has discussed the material weaknesses in the Company's internal control over financial reporting with PwC U.S., and has authorized PwC U.S. to respond fully to the inquiries of PwC Canada concerning such material weaknesses.

        The Company engaged PwC Canada as the Company's new registered public accounting firm on March 19, 2014. During the fiscal years ended December 31, 2013 and 2012, and the subsequent interim period through March 19, 2014, neither the Company nor anyone acting on its behalf has consulted with PwC Canada with respect to: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company that PwC Canada concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue or (ii) any matter that was either the subject of a "disagreement" (as that term is defined in Item 304(a)(1)(iv) and the related instructions of Regulation S-K) or a "reportable event" (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

        The Company provided PwC U.S. with a copy of the disclosure made in a Current Report on Form 8-K, referred to in this section as the Report, prior to the time the Report was filed with the SEC. The Company requested that PwC U.S. furnish a letter addressed to the SEC stating whether or not it agrees with the statements made in the Report. A copy of PwC U.S.'s letter, dated March 21, 2014, was attached as Exhibit 16.1 to the Report.

        On May 14, 2014, the Audit and Ethics Committee approved the appointment of KPMG LLP as the Company's new independent registered public accounting firm beginning with the review of the Company's financial statements for the quarter ending June 30, 2014. On May 14, 2014, the Committee also approved the dismissal of PwC Canada as the Company's independent registered public accounting firm effective May 16, 2014.

        PwC Canada was appointed auditor on March 19, 2014 and had not issued an auditor's report for any fiscal year of the Company.

        From March 19, 2014 (the date of the appointment) to May 16, 2014, there were no "disagreements" (as that term is defined in Item 304(a)(1)(iv) and the related instructions of Regulation S-K) between the Company and PwC Canada. However, during such periods, there were "reportable events" (as that term is defined in Item 304(a)(1)(v) of Regulation S-K). The reportable events included a material weakness as described by the Company in Item 4 of the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2014. This material weakness related to not maintaining a sufficient complement of accounting and financial reporting personnel. In addition, as disclosed in Item 4 of the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2014, there was an additional material weakness related to not designing and maintaining effective controls over restricted access, automated controls and change management activities within a recently implemented ERP system, and certain personnel had the ability to prepare and post journal entries without independent review by someone other than the preparer. The Committee has discussed the material weaknesses in the Company's internal control over financial reporting with PwC Canada, and has authorized PwC Canada to respond fully to the inquiries of KPMG LLP concerning such material weaknesses.

        The Company engaged KPMG LLP as the Company's new registered public accounting firm on May 16, 2014. During the fiscal years ended December 31, 2012 and 2013 and the subsequent interim period through May 16, 2014, neither the Company nor anyone acting on its behalf has consulted with KPMG LLP with respect to: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company that

KPMG LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue or (ii) any matter that was either the subject of a "disagreement" (as that term is defined in Item 304(a)(1)(iv) and the related instructions of Regulation S-K) or a "reportable event" (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

        The Company provided PwC Canada with a copy of the disclosure made in a Current Report on Form 8-K, referred to in this section as the PwC Canada Report, prior to the time the PwC Canada Report was filed with the SEC. The Company requested that PwC Canada furnish a letter addressed to the SEC stating whether or not it agrees with the statements made in the PwC Canada Report. A copy of PwC Canada's letter, dated May 20, 2014, was attached as Exhibit 16.1 to the PwC Canada Report.

Pre-Approval Policies and Procedures

        Under the Company's pre-approval policies and procedures, only audit, audit-related services and limited tax and accounting services will be performed by the Company's principal independent registered public accounting firm. All audit, audit-related, tax and other accounting services to be performed for the Company must be pre-approved by the Company's Audit and Ethics Committee. In furtherance of this policy, for 2014, the Audit and Ethics Committee authorized the Company to engage KPMG LLP for specific audit, audit-related and tax services up to specified fee levels. Pre-approval authority may be delegated to a committee member or a subcommittee, and any such member or subcommittee must report any decisions to the full committee at its next scheduled meeting. The Company receives a report on pre-approval policies and procedures, if any to report, from the Audit and Ethics Committee at each general meeting of the Board.

        The Audit and Ethics Committee considered whether KPMG LLP providing the Company with non-audit services was compatible with maintaining KPMG LLP's independence and has received from KPMG LLP the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board concerning independence.

Board Recommendation

        The Board recommends a vote "FOR" Proposal Two relating to ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the current fiscal year..

PROPOSAL THREE—APPROVAL OF AN AMENDMENT TO THE COMPANY'S
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED,
TO EFFECT A REVERSE SPLIT
OF THE COMPANY'S COMMON STOCK

        Our Board has approved and recommended that our stockholders approve an amendment to the Company's Amended and Restated Certificate of Incorporation, as amended (the "Charter") to effect a reverse stock split of the Company's shares of common stock (the "Reverse Stock Split") at a ratio within a range of 1:5 to 1:50 (the "Ratio Range"). On April 29, 2015, the Board unanimously adopted a resolution approving the Reverse Stock Split and directing that it be submitted to our stockholders for approval. If this proposal is approved, the Board, or a committee of the Board, in its sole discretion, will have the authority to decide, within 12 months from the Annual Meeting, whether to implement the Reverse Stock Split and the exact ratio of the split within the Ratio Range, if it is to be implemented. If the Board or a committee of the Board decides to implement the Reverse Stock Split, then it will become effective upon the filing of the amendment to the Charter with the Secretary of State of the State of Delaware (the "Effective Date"). If the Reverse Stock Split is implemented, then the number of issued and outstanding shares of common stock or shares of common stock held by the Company as treasury stock would be reduced in accordance with the exchange ratio selected by the Board, or a committee of the Board, within the Ratio Range. The total number of authorized shares of common stock, however, would remain unchanged at its current total of 700,000,000. The form of certificate of amendment to the Charter to effect the Reverse Stock Split is attached as Appendix A to this Proxy Statement.

        The Board, in its sole discretion, may elect not to implement the Reverse Stock Split. However, the Board believes that having the time-limited authority to take such an action is an important proactive step to maintain and build stockholder value.

Purpose and Background of the Reverse Split

        The Board's primary objectives in proposing the Reverse Stock Split are to raise the per share trading price of the common stock and to increase the number of shares of authorized but unissued common stock. The Board believes that the Reverse Stock Split would, among other things, (a) better enable the Company to maintain the listing of its common stock on the NYSE, (b) facilitate higher levels of institutional stock ownership, where investment policies generally prohibit investments in lower-priced securities and (c) better enable the Company to restructure its debt and to raise funds to finance its planned operations.

        The Company's common stock has traded on the NYSE since July 29, 2010. On December 30, 2014, the Company received a notice from the NYSE (the "Notice") that the Company was not in compliance with the continued listing standards set forth in Section 802.01C of the Listed Company Manual of the NYSE (the "NYSE Listing Manual"), because the average closing price of the Company's common stock was less than $1.00 per share over a period of 30 consecutive trading days. The Company has six months from the date of receipt of the Notice to achieve compliance with the continued listing standards of Section 802.01C of the NYSE Listing Manual. However, the NYSE rules permit the Company to cure any non-compliance with the continued listing requirements by taking action at the Annual Meeting and implementing such action promptly thereafter. The common stock will regain compliance with the minimum per share listing standards of the NYSE Listing Manual, in the event that the closing price for the common stock is $1.00 or more on the last trading day of a calendar month, and the average closing price for the common stock for the immediately preceding 30 trading days is $1.00 or above.

        The closing sale price of our common stock on May 12, 2015 was $0.58 per share. The Board has considered the potential harm to the Company of a delisting from the NYSE and believes that a reverse stock split would help the Company regain compliance with NYSE's minimum price per share listing standard. The Board does not believe that having the common stock delisted from the NYSE is desirable because, among other things, it could reduce the liquidity of the common stock, and under the indentures governing our 3.25% Convertible Senior Notes due 2016, 6.00% Convertible Senior Notes due 2017, and 5.50% Convertible Senior Notes due 2018 (collectively, the "Convertible Notes"), we would be obligated to offer to repurchase all of our outstanding Convertible Notes at a price equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest if our common stock is delisted from the NYSE, and our failure to make an offer to repurchase all outstanding Convertible Notes in connection with such delisting or repurchase any tendered Convertible Notes will result in an event of default under such indentures. As of May 1, 2015, approximately $751 million aggregate principal amount of Convertible Notes were outstanding. Although the Board believes that implementing the Reverse Stock Split likely will lead to compliance with NYSE rules, there can be no assurance that the closing share price after implementation of the Reverse Stock Split will succeed in restoring such compliance.

        The Board further believes that an increased stock price may encourage investor interest and improve the marketability of the common stock to a broader range of investors, and thus potentially improve liquidity. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. The Board believes that the anticipated higher market price resulting from a reverse stock split would enable institutional investors and brokerage firms with policies and practices such as those described above to invest in the common stock.

        Furthermore, the Board believes that the Reverse Stock Split would facilitate the Company's efforts to restructure its debt and to raise capital to fund its planned operations. As previously disclosed in the Company's periodic reports filed with the SEC, the Company is reviewing alternative financing arrangements, including a restructure of its current debt obligations. Such arrangements could include debt-for-equity exchanges and raising additional capital through the issuance of equity securities in the public or private market. The Reverse Stock Split would reduce the number of shares of common stock outstanding without reducing the total number of authorized shares of common stock. As a result, the Company would have a larger number of authorized but unissued shares from which to issue additional shares of common stock, or securities convertible into or exercisable for shares of common stock, in equity financing transactions.

        The purpose of seeking stockholder approval of exchange ratios within the Ratio Range (rather than a fixed exchange ratio) is to provide the Company with the flexibility to achieve the desired results of the Reverse Stock Split. If the stockholders approve this proposal, then the Board or a committee of the Board, in its sole discretion, would effect the Reverse Stock Split only upon the determination by the Board or a committee of the Board that a reverse split would be in the best interests of the Company at that time. If the Board, or a committee of the Board, were to effect the Reverse Stock Split, then the Board would set the timing for such a split and select the specific ratio within the Ratio Range. No further action on the part of stockholders would be required to either implement or abandon the Reverse Stock Split. If the stockholders approve the proposal, and the Board or a committee of the Board determines to effect the Reverse Stock Split, we would communicate to the public, prior to the Effective Date, additional details regarding the Reverse Stock Split, including the specific ratio within the Ratio Range selected by the Board or a committee of the Board. If the Board or a committee of the Board does not implement the Reverse Stock Split within 12 months from the Annual Meeting, then the authority granted in this proposal to implement the Reverse Stock Split automatically will terminate. The Board reserves its right to elect not to proceed with the Reverse Stock Split if it determines, in its sole discretion, that this proposal is no longer in the best interests of the Company.

Material Effects of Proposed Reverse Stock Split

        The Board believes that the Reverse Stock Split will increase the price level of the common stock in order to, among other things, ensure continued compliance with the NYSE's minimum per share listing requirements and generate interest in the Company among investors, and in particular institutional investors that have investment policies that prohibit investment in lower-priced securities. The Board cannot predict, however, the effect of the Reverse Stock Split upon the market price for the common stock, and the history of similar reverse stock splits for companies in like circumstances is varied. The market price per share of common stock after the Reverse Stock Split may not rise in proportion to the reduction in the number of shares of common stock outstanding resulting from the Reverse Stock Split, which would reduce the market capitalization of the Company. The market price per post-reverse split share may not remain in excess of the $1.00 minimum per share price as required by the NYSE, or the Company may not otherwise meet the additional requirements for continued listing on the NYSE. The market price of the common stock may also be based on our performance and other factors, the effect of which the Board cannot predict.

        The Reverse Stock Split will affect all stockholders of the Company uniformly and will not affect any stockholder's percentage ownership interests or proportionate voting power, except to the extent that the Reverse Stock Split results in any of stockholders owning a fractional share. In lieu of issuing fractional shares, the Company may either (a) directly pay each stockholder who would otherwise have been entitled to a fraction of a share an amount in cash equal to the closing sale price of the common stock, as quoted on the NYSE on the Effective Date, multiplied by the fractional share amount, or (b) make arrangements with the Company's transfer agent or exchange agent to aggregate all fractional shares otherwise issuable in the Reverse Stock Split and sell these whole shares as soon as possible after the Effective Date at then prevailing market prices on the open market on behalf of those holders, and then pay each such holder the applicable pro rata portion of the sale proceeds.

        The principal effect of the Reverse Stock Split will be that the number of shares of common stock issued and outstanding will be reduced from 277,979,529 shares as of May 1, 2015 to a range of approximately 55,595,905 to 5,559,590 shares, depending on the exact split ratio chosen by the Board or a committee of the Board within the Ratio Range. In addition, (a) all outstanding options, warrants (including the warrant dated September 11, 2014 granting to OCM MLYCo PT LLC the right to purchase 6,119,340 shares of common stock at an exercise price of $2.04 per share), restricted stock units and performance-based restricted stock units, and (b) the Convertible Notes (collectively, the "Outstanding Equity Rights") entitling the holders thereof to acquire, through purchase, exchange or otherwise, shares of common stock will enable such holders to acquire upon exercise of their respective Outstanding Equity Rights that the number of shares of common stock, as adjusted based on the Ratio Range, which such holders would have been able to purchase upon exercise or conversion, as and to the extent applicable, of their respective Outstanding Equity Rights immediately preceding the Reverse Stock Split, at an exercise price or conversion rate, as and to the extent applicable, equal to the exercise price or conversion rate, as applicable, specified before the reverse split, as adjusted by the Ratio Range, resulting in the same aggregate price being required to be paid upon exercise or conversion thereof immediately preceding the Reverse Stock Split. Furthermore, the number of shares reserved for issuance pursuant to the Company's Amended and Restated 2010 Equity and Performance Incentive Plan will be reduced to the number of shares currently included in such plan as modified based on the Ratio Range.

        The Reverse Stock Split may result in some stockholders owning "odd lots" of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots may be higher than the costs of transactions in "round lots" of even multiples of 100 shares.

        The Reverse Stock Split will not affect the par value of the common stock. As a result, on the Effective Date, the present value of the stated capital on the Company's balance sheet attributable to the common stock will be reduced based on the applicable ratio within the Ratio Range, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the common stock will be retroactively increased for each period because there will be fewer shares of common stock outstanding.

        The Reverse Stock Split will not change the terms of the common stock. After the Reverse Stock Split, the shares of common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized. Each stockholder's percentage ownership of the Company based on holdings of common stock will not be altered except for the effect of eliminating fractional shares. The common stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split is not intended as, and will not have the effect of, a "going private transaction" covered by Rule 13e-3 under the Exchange Act. Following the Reverse Stock Split, the Company will continue to be subject to the periodic reporting requirements of the Exchange Act.

        Because the Company will not reduce the number of authorized shares of common stock, the overall effect of the Reverse Stock Split will be an increase in authorized but unissued shares of common stock as a result of the reverse stock split. These authorized shares of common stock may be issued at the Board's discretion, subject to applicable limitations. Any future issuances of shares of common stock will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of common stock.

        Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any action, including the proposed Charter amendment authorizing the Reverse Stock Split, that may be used as an anti-takeover mechanism. Because the proposed Charter amendment provides that the number of authorized shares of common stock remains at 700,000,000, the amendment that is filed with the Secretary of State of the State of Delaware, if any such amendment is filed, will result in a relative increase in the number of authorized but unissued shares of our common stock in relation to the number of outstanding shares of our common stock after the Reverse Stock Split and could, under certain circumstances, have an anti-takeover effect, although this is not the purpose or intent of the Board. The primary purpose of the proposed Reverse Stock Split is to provide the Board with a mechanism to raise the per share trading price of our common stock in order to improve liquidity and help ensure that the price per share of our common stock remains above the minimum amount required to maintain our listing on the NYSE. However, a relative increase in the number of our authorized shares of common stock could enable the Board to render more difficult or discourage an attempt by a party attempting to obtain control of the Company by tender offer or other means. The issuance of common stock in a public or private sale, merger or similar transaction would increase the number of outstanding shares of common stock entitled to vote, increase the number of votes required to approve a change of control of the Company and dilute the interest of a party attempting to obtain control of the Company. Any such issuance could deprive stockholders of benefits that could result from an attempt to obtain control of the Company, such as the realization of a premium over market price that such an attempt could cause. Moreover, the issuance of common stock to persons friendly to the Board could make it more difficult to remove incumbent officers and directors from office even if such change were favorable to stockholders generally. The Company has no present intent to use the relative increase in the number of authorized shares of common stock for anti-takeover purposes, and the proposed amendment to the Charter is not part of a plan by the Board to adopt any anti-takeover provisions. However, if the proposed amendment is approved by the stockholders, then a greater number of shares of our common stock would be available for such purpose than currently is available. The Company is not aware of any pending or threatened efforts to obtain control of the Company, and the Board has no present intent to authorize the issuance of additional shares of common stock to discourage such efforts if they were to arise.

Impact on Exchangeable Shares

        Completion of the Reverse Stock Split is subject to the approval of Exchangeco and the holders of at least a majority of the outstanding Exchangeable Shares (which is being sought concurrently with the Annual Meeting). If the Reverse Stock Split is implemented, subject to the approval of Exchangeco and the holders of Exchangeable Shares, a corresponding adjustment will be made to the Exchangeable Shares and Special Voting Share, as necessary, to maintain the economic equivalence and voting rights of the Exchangeable Shares to the Company's common stock following the Reverse Stock Split.

Procedure for Effecting Reverse Split and Exchange of Stock Certificates

        If the Reverse Stock Split is approved by the Company's stockholders, and the Board or a committee of the Board determines it is in the best interests of the Company to effect the split, then the Reverse Stock Split would become effective at such time as the certificate of amendment to the Charter, the form of which is attached as Appendix A to this Proxy Statement, is filed with the Secretary of State of the State of Delaware.

        As soon as practicable after the Effective Date, stockholders will be notified that the Reverse Stock Split has been effected. Computershare, Inc., the Company's transfer agent, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-Reverse Stock Split shares will be asked to surrender to the exchange agent certificates representing pre-Reverse Stock Split shares in exchange for certificates representing post-Reverse Stock Split shares in accordance with the procedures to be set forth in a letter of transmittal that will be delivered to the Company's stockholders. No new certificates will be issued to a stockholder until the stockholder has surrendered to the exchange agent his, her or its outstanding certificate(s) together with the properly completed and executed letter of transmittal. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO. Stockholders whose shares are held by their stockbroker do not need to submit old share certificates for exchange. These shares will automatically reflect the new quantity of shares based on the Reverse Stock Split. Beginning on the Effective Date, each certificate representing pre-Reverse Stock Split shares will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares. YOU SHOULD NOT SEND YOUR CERTIFICATES NOW. YOU SHOULD SEND THEM ONLY AFTER YOU RECEIVE A NOTICE FOR SURRENDER FROM THE TRANSFER AGENT.

        Unclaimed certificates for the post-Reverse Stock Split shares may be tendered to state authorities by the transfer agent under applicable unclaimed property or "escheat" laws, in which case the stockholder would need to obtain the post-Reverse Stock Split shares from the relevant state authority.

        Certain registered holders of our common stock may hold some or all of their respective shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a periodic statement reflecting the number of shares of common stock registered in their accounts. Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action to receive whole shares of post-Reverse Stock Split common stock, because the exchange will be automatic. The effect of the Reverse Stock Split on the number of shares of common stock held by shareholders electronically in book-entry form will be reflected in subsequent periodic statements.

Fractional Shares

        The Company will not issue fractional certificates for post-Reverse Stock Split shares in connection with the Reverse Stock Split. In lieu of issuing fractional shares, the Company may either (a) directly pay each stockholder who would otherwise have been entitled to a fraction of a share an amount in cash equal to the closing sale price of the common stock, as quoted on the NYSE on the Effective

Date, multiplied by the fractional share amount, or (b) make arrangements with the Company's transfer agent or exchange agent to aggregate all fractional shares otherwise issuable in the Reverse Stock Split and sell these whole shares as soon as possible after the Effective Date at then prevailing market prices on the open market on behalf of those holders, and then pay each such holder the applicable pro rata portion of the sale proceeds.

Criteria to Be Used for Decision to Apply the Reverse Stock Split

        If the stockholders approve the Reverse Stock Split, then the Board or a committee of the Board will be authorized to proceed with the Reverse Stock Split within the time period indicated. In determining whether to proceed with the Reverse Stock Split and setting the exact amount of split within the Ratio Range, if any, the Board or a committee of the Board will consider a number of factors, including market conditions, existing and expected trading prices of the Company's common stock, the NYSE listing requirements, the Company's additional funding requirements and the amount of the Company's authorized but unissued common stock.

No Dissenter's Rights

        Under the General Corporation Law of the State of Delaware, stockholders will not be entitled to dissenter's rights with respect to the proposed amendment to the Charter to effect the Reverse Stock Split, and the Company does not intend to independently provide stockholders with any such right.

Certain Material U.S. Federal Income Tax Considerations

        The following description of material U.S. federal income tax considerations regarding the Reverse Stock Split is based on the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Regulations promulgated thereunder, judicial authority, and current administrative rulings and interpretations as in effect on the date of this Proxy Statement. These authorities are subject to change, including possibly with retroactive effect, which could alter the U.S. federal income tax consequences described below. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service (the "IRS") regarding the U.S. federal income tax consequences of the Reverse Stock Split.

        This discussion is intended to provide only a general summary to stockholders who hold their shares of common stock as capital assets and does not discuss the tax consequences of any other transaction that may occur before, after, or at the same time as the Reverse Stock Split. This discussion does not address other federal taxes (such as the alternative minimum tax, gift or estate taxes, or the Medicare surtax on net investment income or tax considerations under state, local or foreign laws). This discussion does not address every aspect of U.S. federal income taxation that may be relevant to stockholders in light of their particular circumstances or to persons who are otherwise subject to special tax treatment, including, without limitation: (a) partnerships, subchapter S corporations, trusts or other pass-through entities or investors therein; (b) brokers or dealers in securities; (c) traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; (d) banks or other financial institutions; (e) insurance companies; (f) mutual funds; (g) tax exempt organizations or pension funds; (h) "controlled foreign corporations or "passive foreign investment companies", as defined in the Code or U.S. expatriates; (i) stockholders whose functional currency is not the U.S. dollar; (j) real estate investment trusts; (k) regulated investment companies; (l) grantor trusts; (m) stockholders who actually or constructively own 10 percent or more of our voting stock; or (n) persons who hold our common stock as part of a hedging, straddle, conversion or other risk reduction transaction.

Tax Consequences to the Company

        The Company will not recognize a gain or loss as a result of the Reverse Stock Split.

Tax Consequences to U.S. Holders and Non-U.S. Holders on the Exchange of Common Stock Pursuant to the Reverse Stock Split

        A "U.S. holder" is a beneficial owner of our common stock that is, for U.S. federal income tax purposes: (a) an individual citizen or resident of the United States; (b) a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia (or entity treated as such for U.S. federal income tax purposes); (c) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or (d) a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable Treasury Regulations to be treated as a United States person. A "non-U.S. holder" is a beneficial owner of our common stock that is neither a U.S. holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

        The Reverse Stock Split is intended to be treated as a recapitalization for U.S. federal income tax purposes. A U.S. holder or non-U.S. holder generally will not recognize gain or loss on the Reverse Stock Split, except in respect of cash, if any, received in lieu of a fractional share interest as discussed below. In general, the aggregate tax basis of the post-Reverse Stock Split shares received will be equal to the aggregate tax basis of the pre-Reverse Stock Split shares exchanged therefor (excluding any portion of the holder's basis allocated to fractional shares), and the holding period of the post-Reverse Stock Split shares received will include the holding period of the pre-Reverse Stock Split shares exchanged. If the circumstances described in clause (c) of "Tax Consequences to U.S. Holders and Non-U.S. Holders on the Receipt of Cash in Lieu of Fractional Shares—Non-U.S. Holders" below exist, then a non-U.S. holder that actually or constructively holds more than 5% of our Common Stock at any time within the shorter of (i) the five-year period preceding the Reverse Stock Split and (ii) the non-U.S. holder's holding period for our Common Stock may be required to cooperate in the preparation of and submission to the IRS of a statement or notice establishing an exemption (in part or in whole) from our withholding obligation under Section 1445 of the Code.

Tax Consequences to U.S. Holders and Non-U.S. Holders on the Receipt of Cash in Lieu of Fractional Shares

        A holder of the pre-Reverse Stock Split shares who receives cash generally will be treated as having exchanged a fractional share interest for cash in a redemption that is subject to Section 302 of the Code, assuming the fractional share interest is purchased directly by the Company. The redemption will be treated as a sale of the fractional share, and not as a distribution under Section 301 of the Code, if the receipt of cash (a) is "substantially disproportionate" with respect to the holder, (b) results in a "complete termination" of the holder's interest, or (c) is "not essentially equivalent to a dividend" with respect to the holder, in each case taking into account shares both actually and constructively owned by such holder (under certain constructive ownership rules). A distribution is not essentially equivalent to a dividend if the holder undergoes a "meaningful reduction" in the holder's proportionate interest. If the redemption is treated as a sale, the holder will recognize capital gain or loss equal to the difference between the portion of the tax basis of the post-Reverse Stock Split shares allocated to the fractional share interest and the cash received. If the redemption does not meet one of the Section 302 tests, then the cash distribution will be treated as a distribution under Section 301 of the Code. In such case, the cash distribution will be treated as a dividend to the extent of our current and accumulated earnings and profits allocable to the distribution, and then as a recovery of basis to the extent of the holder's tax basis in his or her shares (which, for these purposes, may include the holder's tax basis in all of his or her shares rather than only the holder's tax basis in the fractional share interest, although the law is not entirely clear), and finally as gain from the sale of stock.

        Whether a holder who receives cash in lieu of fractional shares will have a meaningful reduction in ownership will depend on all of the facts and circumstances existing at and around the time of the

Reverse Stock Split, including the size of the holder's percentage interest in our common stock before and after the Reverse Stock Split. In this regard, the IRS has indicated in published rulings that any reduction in the percentage interest of a public company stockholder whose relative stock interest is minimal (an interest of less than 1% of the Company's outstanding common stock should satisfy this requirement) and who exercises no control over corporate affairs should constitute a meaningful reduction in such stockholder's interest. However, some shareholders receiving cash in lieu of a fractional share will have an increase in their percentage ownership interest in the Company and therefore could be subject to dividend treatment on the receipt of cash in lieu of such fractional share ownership interest. Such potential dividend treatment will not apply if the fractional shares interests are aggregated and sold by the Company on the open market, in which case the proceeds will be treated as received in connection with a sale of stock.

        We recommend that holders of our common stock consult their own tax advisors to determine the extent to which their fractional share redemption is treated as a sale of the fractional share under Section 302 of the Code or as a distribution under Section 301 of the Code and the tax consequences thereof.

        In addition, each holder of our common stock should consult his, her or its own tax advisers concerning the particular U.S. federal tax consequences of the Reverse Stock Split, as well as the consequences arising under the laws of any other taxing jurisdiction, including any state, local or foreign income tax consequences.

  U.S. Holders.

        As discussed above, a U.S. holder who receives cash in lieu of a fractional share of new common stock where such exchange is treated as a sale of the fractional share under Section 302 of the Code generally will recognize taxable gain or loss equal to the difference, if any, between the amount of cash received and the portion of the stockholder's aggregate adjusted tax basis in the shares of old common stock allocated to the fractional share. If the shares of old common stock allocated to the fractional shares were held by the stockholder as capital assets, the gain or loss resulting from the payment of cash in lieu of the issuance of a fractional share will be taxed as capital gain or loss. Such capital gain or loss will be short term if the pre-Reverse Stock Split shares were held for one year or less and long term if held for more than one year.

        Non-U.S. Holders.    A non-U.S. holder generally will not be subject to U.S. federal income tax with respect to any gain recognized as a result of cash received in lieu of a fractional share in connection with the Reverse Stock Split; provided, however, that gain will be subject to tax if (a) the gain is effectively connected with a trade or business of the non-U.S. holder in the U.S., and, where a tax treaty applies, is attributable to a U.S. permanent establishment of the non-U.S. holder, (b) the gain is recognized by an individual non-U.S. holder who is present in the United States for 183 or more days in the taxable year of the Reverse Stock Split and certain other conditions are met, or (c) the Company is or has been a "U.S. real property holding corporation" for U.S. federal income tax purposes at any time within the shorter of (i) the five-year period preceding the Reverse Stock Split and (ii) the non-U.S. holder's holding period for our common stock, unless our common stock is regularly traded on an established securities market and the non-U.S. holder does not actually or constructively hold more than 5% of such regularly traded common stock at any time within the shorter of the five-year period preceding the Reverse Stock Split and the non-U.S. holder's holding period for our common stock. Although not free from doubt, the Company believes that for U.S. federal income tax purposes it was a "U.S. real property holding corporation" at one or more times during the five-year period preceding the Reverse Stock Split, and that it current is not a "U.S. real property holding corporation."

        Gain described in clause (a) or (c) above will be subject to U.S. federal income tax on a net income basis at regular graduated U.S. federal income tax rates generally in the same manner as if such holder were a resident of the United States. A non-U.S. holder that is a corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of a portion of its effectively connected earnings and profits for the taxable year. Non-U.S. holders should consult any applicable income tax treaties that may provide for different rules. Additionally, if the circumstances described in clause (c) above exist, the Company may withhold an amount equal to 10% of the cash paid in lieu of a fractional share in connection with the Reverse Stock Split.

        Gain described in clause (b) above will be subject to U.S. federal income tax at a flat 30% rate (or such lower rate specified by an applicable income tax treaty) but may be offset by U.S. source capital losses (even though the individual is not considered a resident of the United States), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses. Non-U.S. holders should consult any applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

        A payment of cash in lieu of fractional shares within the United States or conducted through certain U.S. related financial intermediaries is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that he or she is not a United States person (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person) or is otherwise exempt from backup withholding. Backup withholding is not an additional tax. Information reported to the IRS also may be made available under a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established.

        Backup withholding, currently at a 28% rate, generally will not apply to (a) each U.S. holder who provides us or our paying agent with a properly completed IRS Form W-9 establishing an exemption from backup withholding and (b) each non-U.S. holder who provides us or our paying agent the required certification as to its non-U.S. status such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E, or IRS Form W-8ECI (or other applicable form or successor form), or certain other requirements are met. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder's or non-U.S. holder's U.S. federal income tax liability provided the required information is timely furnished to the IRS.

FATCA

        Pursuant to the Foreign Account Tax Compliance Act ("FATCA") foreign financial institutions (which term includes most foreign hedge funds, private equity funds, mutual funds, securitization vehicles and other investment vehicles) and certain other foreign entities must comply with certain information reporting rules with respect to their U.S. account holders and investors. A foreign financial institution or such other foreign entity that does not comply with the FATCA reporting requirements generally will be subject to a 30% withholding tax with respect to any "withholdable payments." For this purpose, withholdable payments generally include U.S.-source payments otherwise subject to nonresident withholding tax (e.g., U.S.-source dividends) and also include the entire gross proceeds from the sale of any stock of U.S. issuers, even if the payment would otherwise not be subject to U.S. nonresident withholding tax (e.g., because it is capital gain). Final Treasury regulations defer the withholding obligation for gross proceeds from dispositions of stock of a U.S. corporation until January 1, 2017.

        We will not pay any additional amounts to non-U.S. holders in respect of any amounts withheld pursuant to FATCA. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. Non-U.S. holders are urged to consult with their own tax advisors regarding the effect, if any, of the FATCA provisions to them based on their particular circumstances.

        THE PRECEDING DISCUSSION OF UNITED STATES FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR UNITED STATES FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND OWNERSHIP OF OUR COMMON STOCK.

Vote Required for Approval

        The affirmative vote of at least a majority of outstanding shares of the common stock as of the record date is required to approve the amendment of the Charter to effect the Reverse Stock Split in the Ratio Range. For purposes of determining whether this proposal has passed, abstentions and broker non-votes will have the effect of votes cast against this proposal.

Board Recommendation

        The Board recommends a vote "FOR" Proposal Three relating to the amendment to the Company's Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Company's Common Stock.

 SUBMISSION OF STOCKHOLDER PROPOSALS

        A stockholder who would like a proposal considered for inclusion in the Company's proxy statement relating to the Company's 2016 annual meeting pursuant to Rule 14a-8 under the Exchange Act, or Rule 14a-8, must be received by the Corporate Secretary of the Company no later than January 14, 2016 and must otherwise comply with Rule 14a-8.

        Any stockholder proposals received outside of the Rule 14a-8 procedure for consideration at the Company's 2016 annual meeting must be received by the Corporate Secretary of the Company between February 26, 2016 and March 27, 2016. If, however, the date of the 2016 annual meeting is changed by more than 30 days from the anniversary date of this year's Annual Meeting, the stockholder notice described above will be deemed timely if it is received not later than the close of business on the later of the 90th calendar day prior to such annual meeting and the 10th calendar day after public announcement of the date of such meeting. Such proposals must be addressed to Molycorp, Inc., 5619 Denver Tech Center Parkway, Suite 1000, Greenwood Village, Colorado 80111, Attention: Corporate Secretary. If the Company does not receive such notice within the timeframe described above, the notice will be considered untimely and the proposal may not be brought.

        In addition to the timely notice requirements, a stockholder's proposal for nominees for directors must comply with Section 10 of the Company's Bylaws or otherwise be submitted in accordance with the policy of the Company's Nominating and Corporate Governance Committee discussed above under "The Board of Directors and its Committees—Nominating and Corporate Governance Committee." Stockholder proposals related to other business must comply with Section 9 of the Company's Bylaws. Furthermore, any stockholder proposal must comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder.

        The Company's proxy for the 2016 annual meeting will grant authority to the persons named therein to exercise their voting discretion with respect to any matter of which the Company did not receive notice between February 26, 2016 and March 27, 2016. Notices should be submitted to the address set forth above.

 SOLICITATION OF PROXIES

        The Company will bear the costs of soliciting proxies from the Company's stockholders. In addition to the use of the mails, proxies may be solicited by the Company's directors, officers and employees by personal interview, telephone, electronic mail or telegram. Such directors, officers and employees will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of the Company's common stock held of record by such persons, and the Company will reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.

OTHER MATTERS

        The directors know of no other matters which are likely to be brought before the Annual Meeting. The enclosed proxy card grants to the persons named in the proxy the authority to vote in their discretion regarding all other matters properly raised at the Annual Meeting.

By Order of the Board of Directors
/s/ ALEXANDER D. CALDWELL Corporate Secretary

Appendix A

SECOND CERTIFICATE OF AMENDMENT
TO
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
MOLYCORP, INC.

        Molycorp, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Company"), hereby certifies as follows:

        FIRST:    That the Board of Directors of the Company has duly adopted resolutions (i) authorizing the Company to execute and file with the Secretary of State of the State of Delaware this Second Certificate of Amendment to Amended and Restated Certificate of Incorporation (this "Second Amendment") to combine each [        ](a) outstanding shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), either issued or outstanding or held by the Company as treasury stock, into one (1) share of Common Stock; and (ii) declaring this Second Amendment to be advisable, submitted to and considered by the stockholders of the Company entitled to vote thereon for approval by the affirmative vote of such stockholders in accordance with the terms of the Company's Amended and Restated Certificate of Incorporation, as amended by the Certificate of Amendment to Amended and Restated Certificate of Incorporation dated June 25, 2014 (collectively, the "Certificate of Incorporation") and Section 242 of the General Corporation Law of the State of Delaware (the "DGCL") and recommended for approval by the stockholders of the Company.

        SECOND:    That this Second Amendment was duly adopted in accordance with the terms of the Certificate of Incorporation and the provisions of Section 242 of the DGCL by the Board of Directors and stockholders of the Company.

        THIRD:    That the capital of the Company shall not be reduced under or by reason of this Second Amendment.

        FOURTH:    Immediately upon filing of this Second Amendment, Section 3 of Article IV of the Certificate of Incorporation is hereby amended to read in its entirety as follows:

        "Section 3.    Common Stock.    Subject to the rights of the holders of any series of Preferred Stock, the holders of Common Stock will be entitled to one vote on each matter submitted to a vote at a meeting of stockholders for each share of Common Stock held of record by such holder as of the record date for such meeting.

        Upon filing this Second Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Company with the Secretary of State of the State of Delaware (the "Effective Time"), each [        ](a) shares of Common Stock either issued and outstanding or held by the Company as treasury stock immediately prior to the Effective Time shall be combined into one (1) share of Common Stock (the "Reverse Stock Split"). No fractional share shall be issued upon the Reverse Stock Split. All shares of Common Stock (including fractions thereof) issuable upon the Reverse Stock Split to a given holder shall be aggregated for purposes of determining whether the Reverse Stock Split would result in the issuance of any fractional share. If, after the aforementioned aggregation, the Reverse Stock Split would result in the issuance of a fraction of a share of Common Stock, in lieu of receiving any such fractional share, the holder (other than with respect to shares of Common Stock held by the Company as treasury stock) otherwise entitled to such fraction will receive a sum in cash

(a)
Final split ratio, within a range of 1:5 to 1:50, to be determined by the Company's Board or an authorized committee thereof pursuant to the authority granted by stockholders, as described in the accompanying proxy statement.

A-1

equal to the fraction multiplied by the fair market value per share of the Common Stock as determined in a reasonable manner by the Board. Upon surrender by a holder of a certificate or certificates for Common Stock, duly endorsed, at the office of the Company (or, if lost, an acceptable affidavit of loss is delivered to the Company), the Company shall, as soon as practicable thereafter, issue and deliver to such holder, or to the nominee or assignee of such holder, a new certificate or certificates for the number of shares of Common Stock that such holder shall be entitled to following the Reverse Stock Split."

        IN WITNESS WHEREOF, the Company has caused this Second Certificate of Amendment to Amended and Restated Certificate of Incorporation to be executed by [                                    ] its [                    ], this [      ] day of [                    ], 2015.

MOLYCORP, INC.
By:
Name:
Title:

A-2

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 0234RB 1 U P X + Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate office, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + Change of Address — Please print your new address below. Comments — Please print your comments below. B Non-Voting Items A Proposals — The Board of Directors recommends a vote FOR each of the director nominees listed and FOR Proposals 2 and 3. 2. To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the current fiscal year. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. For Against Abstain IMPORTANT ANNUAL MEETING INFORMATION 1. Election of Directors: For Withhold For Withhold For Withhold 3. To approve an amendment to the Company's Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Company's common stock. For Against Abstain 01 - Geoffrey R. Bedford 02 - Brian T. Dolan 03 - John Graell 1234 5678 9012 345 MMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MMMMMMM MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C123456789 C 1234567890 J N T MMMMMMMMMMMMMMM 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ 2 3 6 1 6 8 1 qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m. Eastern Daylight Time on June 24, 2015. Vote by Internet • Go to www.envisionreports.com/MCP • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Notice of 2015 Annual Meeting of Stockholders St. Andrews Club & Conference Centre 150 King Street West, 27th Floor Toronto, Ontario, Canada M5H 1J9 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints Geoffrey R. Bedford, Michael F. Doolan and Kevin W. Johnson, or any of them, each with the power to appoint his substitute, as proxies for the undersigned to vote all shares of common stock of Molycorp, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on June 25, 2015, and at any reconvened meeting after any adjournment thereof, as directed on the matters referred to on the reverse side and at their discretion on any other matters that may properly be presented at the meeting. This proxy, when properly executed, will be voted in the manner directed by the undersigned. If no directions are given on a properly executed proxy, this proxy will be voted “FOR” the election of each director nominee in Proposal 1 and “FOR” Proposal 2 and 3. This proxy also confers discretionary authority to the proxies to vote on any other matters that may be presented at the meeting. If any other matters are properly presented at the meeting, this proxy will be voted in accordance with the recommendations of Molycorp, Inc.’s management. . Proxy — Molycorp, Inc. Molycorp, Inc. 2015 Annual Meeting of Stockholders Admission Ticket Thursday, June 25, 2015, 10:00 a.m., Eastern Time St. Andrew’s Club & Conference Centre 150 King St. West, 27th Floor Toronto, Ontario, Canada M5H 1J9 Upon arrival, please present photo identification and this admission ticket or other proof of ownership of Molycorp common stock as of May 1, 2015 at the registration desk. IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 25, 2015: The Notice, 2015 Proxy Statement and 2014 Annual Report are available at http://www.edocumentview.com/MCP qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q